                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                                     BETWEEN

                        PINNACLE TOWERS ACQUISITION INC.
                                    BORROWER,

                                       AND

                        MORGAN STANLEY ASSET FUNDING INC.

                          DATED AS OF OCTOBER 29, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
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SECTION 1...............................................................................................DEFINITIONS

1.1               Defined Terms...................................................................................1
1.2               Other Definitional Provisions..................................................................21

SECTION 2.................................................................AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

SECTION 3....................................................................GENERAL PROVISIONS APPLICABLE TO LOANS

SECTION 4............................................................................REPRESENTATIONS AND WARRANTIES

                                       -i-

SECTION 5......................................................................................CONDITIONS PRECEDENT

5.1               Conditions to Initial Term Loans...............................................................41
5.2               Conditions to Each Term Loan...................................................................44

SECTION 6.....................................................................................AFFIRMATIVE COVENANTS

SECTION 7........................................................................................NEGATIVE COVENANTS

                                      -ii-

7.17              Limitation on Securities Issuances.............................................................59
7.18              Limitation on Acquiring Materially Impaired Excluded Properties................................59

SECTION 8.........................................................................................EVENTS OF DEFAULT

SECTION 9.............................................................................................MISCELLANEOUS

                                     -iii-

SCHEDULES

         Schedule 1.0               Applicable Lending Offices
         Schedule 4.15              Subsidiaries
         Schedule 4.16              Filing Jurisdictions
         Schedule 9.6               Direct Competitors
         Schedule 4.22              Environmental Claims

EXHIBITS

         Exhibit A                  Form of Term Note
         Exhibit B-1                Form of Investor Pledge Agreement
         Exhibit B-2                Borrower/Subsidiary Pledge Agreement
         Exhibit C                  Form of Security Agreement
         Exhibit D                  Form of Secretary's Certificate
         Exhibit E                  Form of Borrowing Base Certificate
         Exhibit F-1                Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
         Exhibit F-2                Form of Opinion of Davis Polk & Wardwell
         Exhibit F-3                Form of Opinion of Maples and Calder
         Exhibit G                  Section 3.10 Exhibit
         Exhibit H                  Form of Officer's Certificate
         Exhibit I                  Form of Estoppel
         Exhibit J                  Form of Ground Lease
         Exhibit K                  Valuation Methodology
         Exhibit L-1                Form of Limited Guarantee
         Exhibit L-2                Form of Subsidiary Guarantee
         Exhibit M                  Form of Mortgage
         Exhibit N                  Form of Environmental Indemnity Agreement
         Exhibit O                  Title Endorsements
         Exhibit P                  Form of Management Agreement
         Exhibit Q                  Form of Real Estate Opinion

ANNEXES

         Annex I                    Form of Notice of Borrowing
         Annex II                   Form of Notice of Prepayment

                                      -iv-

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT, dated as of October 29, 2003, between
Pinnacle Towers Acquisition Inc., a Delaware corporation (the "Borrower") and
MORGAN STANLEY ASSET FUNDING INC. (the "Initial Lender" or "Lender").

                                    RECITALS

                  The Borrower has requested that the Lender make term loans in the aggregate amount of $100,000,000, the proceeds of which would be used (a) to finance the Cash Purchase Price (as defined herein) of Acquisitions (as defined herein) of the Borrower from time to time, (b) for Non-Maintenance Capital
Expenditures (as defined herein) (c) to fund the payment of interest under the
Credit Agreement and (d) to fund the payment of fees and (e) for working capital purposes, as provided in this Agreement. The Lender is willing to make such credit available to the Borrower, but only on these terms, and subject to the conditions, set forth in this Agreement.

                  The parties hereto hereby agree as follows:

                  SECTION 1 DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Account Control Agreement": as defined in the Security
Agreement.

                  "Accumulated Excluded Property Borrowing Amount": at any time of determination, the total aggregate Core Cash Purchase Price of Excluded
Properties financed with Term Loans prior to such time.

                  "Accumulated Financed Cap-Ex - Excluded Properties": at any
time of determination, the total aggregate amount of Non-Maintenance Capital
Expenditures expended on Excluded Properties and financed with Term Loans prior to such time.

                  "Accumulated Financed Cap-Ex - Materially Impaired Excluded
Properties": at any time of determination, the total aggregate amount of
Non-Maintenance Capital Expenditures expended on Materially Impaired Excluded
Properties and financed with Term Loans prior to such time.

                  "Accumulated Materially Impaired Excluded Property Borrowing
Amount": at any time of determination, the total aggregate Core Cash Purchase
Price of Materially Impaired Excluded Properties financed with Term Loans prior to such time.

                  "Acquisition": any acquisition by the Borrower or any
Subsidiary of the Borrower of Towers or of all of the Capital Stock of any
Person that holds Towers as a principal asset.

                  "Acquisition Price": with respect to any Tower of the Borrower or any Subsidiary of the Borrower, the lesser of (a) the Core Cash Purchase
Price paid by the Borrower or such Subsidiary of the Borrower for such Tower, plus the value of any non-cash consideration paid by the Borrower or such
Subsidiary of the Borrower, including without limitation the assumption of
Indebtedness, and (b) ten times the annualized Tower Cash Flow of such Tower.

                  "Affiliate": as to any Person, any other Person which,
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a
Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a)
vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Lending Office": for the lending office of the
Lender designated for each Type of Loan on Schedule 1.0 hereto (or any other lending office from time to time notified to the Borrower by the Lender) as the office at which its Loans are to be made and maintained.

                  "Applicable Margin": for any Term Loan of any Type, the rate per annum set forth under the relevant column heading below:

                Base Rate Loans                       Eurodollar Loans
               -----------------                     ------------------
                    3.3675%                                 3.75%

                  "Asset Sale": any sale, lease or other disposition of property or series of related sales, leases or other dispositions of property (excluding any such sale, leases or other disposition permitted by Sections 7.5(b), (c) and
(d)).

                  "Assignee": as defined in Section 9.6(c).

                  "Attributable Indebtedness": on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

                  "Availability": with respect to any Term Loan borrowing, an amount equal to the lesser of (a) the Available Term Loan Commitment at the time of such Term Loan borrowing; and (b) the sum of (i) 100% of the Cash Purchase
Price of any Acquisition to be financed with such Term Loan borrowing, not to exceed the Borrower's internal valuation of such Acquisition determined in accordance with the methodology set forth in Exhibit K, less the Non-Financable
Acquisition Amount, if any, of such Acquisition, (ii) 100% of Non-Maintenance
Capital Expenditures to be financed by such Term Loan borrowing less the
Non-Financable Cap-Ex Amount of such borrowing, up to an aggregate amount of
$10,000,000 for all such borrowings during the term of the Term Loan
Commitments, (iii) the amount of any interest then due and payable to be funded with such Term Loan borrowing, up to the amount of the Debt Service Borrowing
Capacity at such time, (iv) with respect to any borrowing to be made on the
Closing Date, the amount of the first installment of the fee payable pursuant to
Section 2.3(a) and up to $700,000 to be used for working capital purposes, and
(v) with respect to any borrowing to be made on or within one week prior to the date that is six months after the Closing Date, all or a portion of the second installment of the fee payable pursuant to Section 2.3(a), solely to the extent that the amount of the aggregate book cash balance of the Borrower and its
Subsidiaries at such time would be less than $100,000 after giving effect to the payment of such installment (the Availability under this clause (v) being the
"Fee Service Capacity").

                                      -2-

                  "Available Term Loan Commitment": an amount equal to the
excess, if any, of (a) the amount of the Term Loan Commitment at such time over
(b) the aggregate principal amount of Term Loans made to the Borrower prior to such time less the amount of any proceeds of Term Loans that were escrowed in connection with an Acquisition financed by Term Loans and paid to the Lender.

                  "Base Rate": for any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus1/2of 1%.

                  "Base Rate Loans": Term Loans to which the applicable rate of interest is based upon the Base Rate.

                  "Board": the Board of Governors of the Federal Reserve System
of the United States (or any successor).

                  "Borrower": as defined in the preamble to this Agreement.

                  "Borrower/Subsidiary Pledge Agreement": the pledge agreement dated as of October 29, 2003 made by the Borrower in favor of the Lender, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Tower Cash Flow": at any time of determination, the aggregate Tower Cash Flow of the Towers owned, leased or managed by the Borrower and each Subsidiary of the Borrower (net of any Tower Cash Flow from Excluded
Properties) for a 12 month period on a pro forma basis, giving effect to the annualized Tower Cash Flow for all Acquisitions made by the Borrower and each of its Subsidiaries and all dispositions of Towers owned, leased or managed by the
Borrower and each of its Subsidiaries during such period.

                  "Borrowing Base": at any time:

                  (a) prior to the occurrence of a Pledged Stock Release Event, the sum of (i) 70% of the aggregate Tower Value of all Towers owned, leased or managed by the Borrower and each Subsidiary of the Borrower (including Towers acquired pursuant to an Acquisition for which the then current borrowing is requested), excluding the aggregate Tower Value of all Excluded Properties, and
(ii) 70% of the Pledged Pinnacle Stock Value; and

                  (b) from and after the occurrence of a Pledged Stock Release
Event, the lesser of (i) 70% of the aggregate Tower Value of Towers owned, leased or managed by the Borrower and each Subsidiary of the Borrower (including
Towers acquired pursuant to an Acquisition for which the then current borrowing is requested), excluding the aggregate Tower Value of all Excluded Properties, and (ii) the Maximum Leverage Amount;

provided that whether calculated under clause (a) or (b) above, in the event of a Term Loan borrowing, the Borrowing Base shall be reduced on such day by an amount equal to (i) two month's interest on the amount of Term Loans outstanding on such day (after giving effect to any borrowing to be made on such day, excluding the portion thereof constituting a Debt Service Borrowing) less (ii)
the amount of any Debt Service Borrowings that have been made (without giving effect to any Debt Service Borrowings to be made on such date).

                  "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit E, with appropriate insertions, showing the Borrowing Base as of the date set forth therein, and executed on behalf of the Borrower by a duly authorized officer thereof.

                                       -3-

                  "Borrowing Date": any Business Day specified in a Notice of
Borrowing as a date on which the Borrower requests the Lender to make Term Loans hereunder.

                  "Bridge Term Loan":  as defined in Section 4.21.

                  "Business": as defined in Section 4.22.

                  "Business Day": (i) for all purposes other than as covered by clause (ii) of this definition, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day as described in clause (i) of this definition and which is also a day on which dealings in Dollar deposits are carried out in the interbank market.

                  "Capital Expenditures": additions to property, plant and
equipment and other capital expenditures of an entity made during a period that are (or would be) set forth as capital expenditures in a consolidated statement of cash flows of such entity for such period prepared in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States
Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the
equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f)
securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Cash Purchase Price": with respect to any Acquisition as of any time of determination, the Core Cash Purchase Price, together with reasonable and customary transaction costs (including commissions), the amount of any deposits and prepayments required to be made in connection therewith, the reasonable fees and expenses of counsel to the Borrower or such Subsidiary of the Borrower for services rendered in connection with the transaction and the amount of taxes that are payable by the Borrower or such Subsidiary of the
Borrower as a result of such Acquisition.

                  "Change of Control": the occurrence of any of the following:

                                       -4-

                  (a) the Equity Investors shall cease to own and/or control in the aggregate at least 75% of the voting interest in the Capital Stock of
Pinnacle; or

                  (b) with respect to the Borrower, an event or series of events resulting in Equity Investors and/or Fortress Pinnacle Investment Fund LLC
collectively ceasing to own directly at least 75% of the Capital Stock of the
Borrower; or

                  (c) with respect to any direct or indirect Subsidiary of the
Borrower, an event or series of events resulting in the Borrower ceasing to own directly or indirectly less than 100% of the Capital Stock of such Subsidiary
(other than pursuant to a dissolution of such Subsidiary); or

                  (d) an event or series of events by which during any period of
12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Pinnacle, the Borrower and/or any Subsidiary of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii)
above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

provided, that in no event shall the merger of the Borrower with or into
Pinnacle or a Subsidiary of Pinnacle be deemed a "Change of Control" so long as the Lender determines that such merger is not adverse to its interests and provides written notice to the Borrower of the same.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied or waived.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property and interests in property of the
Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commonly Controlled Entity": an entity, whether or not
incorporated, which is under common control with Pinnacle or the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes
Pinnacle or the Borrower and which is treated as a single employer under Section
414(b) or (c) of the Code or, for purposes of the Code, Section 414(m) or (o) of the Code.

                  "Condemnation": a temporary or permanent taking by any
Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Mortgaged Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such
Mortgaged Property or any part thereof.

                  "Consolidated Current Assets": at a particular date with
respect to any Person, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of such Person and its Subsidiaries as at such date; provided, however, that such amounts

                                      -5-

shall not include (a) any amounts for any Indebtedness owing by an Affiliate of such Person, unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any Capital Stock issued by a Subsidiary or an Affiliate of such Person, or (c) the cash surrender value of any life insurance policy.

                  "Consolidated Current Liabilities": at a particular date with respect to any Person, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of such
Person and its Subsidiaries as at such date.

                  "Consolidated EBITDA": for any Person and its consolidated
Subsidiaries for any period of determination, the sum (determined on a consolidated basis), without duplication, of (a) net income for such period, plus (b) amortization, accretion and depreciation for such period, plus (c)
interest expense (determined in accordance with GAAP) for such period, plus (d)
actual taxes based on income for such period, plus (e) solely with respect to
Pinnacle and its consolidated Subsidiaries in calculating Consolidated EBITDA therefor, impairment losses for assets held for sale or use as of the Closing
Date (under and as defined in the Pinnacle Towers Credit Agreement), minus (f)
solely with respect to Pinnacle and its consolidated Subsidiaries in calculating
Consolidated EBITDA, gains on the disposition of assets held for sale or use as of the date of the Closing Date (under and as defined in the Pinnacle Towers
Credit Agreement), plus (g) solely with respect to Pinnacle and its consolidated
Subsidiaries in calculating Consolidated EBITDA, losses on the disposition of assets held for sale or use as of the Closing Date (under and as defined in the
Pinnacle Towers Credit Agreement), plus (h) extraordinary losses for such period, minus (i) extraordinary gains for such period, plus (j) losses on foreign currency exchange for such period, minus (k) gains on foreign currency exchange for such period, plus (l) costs or amortization expense associated with obtaining title insurance and mortgaging and perfecting liens on properties mortgaged to the Lender or, in the case of Pinnacle and its consolidated
Subsidiaries in calculating Consolidated EBITDA, the lenders under the Pinnacle
Towers Credit Agreement, plus (m) non-cash charges associated with the granting of employee stock options. For purposes of clauses (b) through (m) above, such amounts shall be deducted from, or added to, net income, in each case only to the extent such amounts were included in the calculation of net income; provided that the Consolidated EBITDA for any 12 calendar month period hereunder shall build until there is a 12 calendar month history of Consolidated EBITDA as follows: (a) with respect to Pinnacle, (i) for each period commencing on
November 1, 2002 and ending on the last day of July, 2003 and each calendar month thereafter until (but excluding) November, 2003, Consolidated EBITDA
(excluding net income and adjustments relating to the United Kingdom
Subsidiaries) for such period shall be multiplied by a fraction, the numerator of which is 12 and the denominator is the number of calendar months then completed since November 1, 2002 to determine the annualized Consolidated EBITDA therefor and (ii) for each 12 calendar month period ending on the last day of
November, 2003 and each calendar month thereafter, Consolidated EDITDA for such period shall be actual Consolidated EBITDA (excluding net income and adjustments relating to the United Kingdom Subsidiaries) for such period; and

                  (b) with respect to any other Person, (i) for each period
commencing on October 1, 2003 and ending on the last day of October, 2003 and each calendar month thereafter until (but excluding) October, 2004, Consolidated
EBITDA for such period shall be multiplied by a fraction, the numerator of which is 12 and the denominator of which is the number of calendar months then completed since October 1, 2003 to determine the annualized Consolidated EBITDA therefore, and (ii) for each 12

                                      -6-

calendar month period ending on the last day of October, 2004 and each calendar month thereafter, Consolidated EBITDA shall be the actual Consolidated EBITDA for such period.

                  "Consolidated Indebtedness": for any Person and its
consolidated Subsidiaries at such time, the aggregate Indebtedness of such
Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Contingent Liability": as to any Person and its consolidated
Subsidiaries, determined on a consolidated basis, any obligation or Guarantee
Obligation, contingent or otherwise, of such Person or any of its consolidated
Subsidiaries, having the effect of guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person or any of its consolidated Subsidiaries (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property or services for the purchase of assuring the owner of such Indebtedness of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Indebtedness or to comply with any agreement relating to any Indebtedness or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business.

                  "Continue", "Continuation" and "Continued": the continuation of a Eurodollar Loan from one day to the next day.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convert", "Conversion" and "Converted" shall refer to a
conversion of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Term Loan from one
Applicable Lending Office to another.

                  "Core Cash Purchase Price": the aggregate cash consideration required to be paid by the Borrower or any Subsidiary of the Borrower for any
Acquisition (after giving effect to any purchase price adjustments, including any earnouts, holdbacks or prepaids which are required to be paid (or put into escrow pursuant to the purchase agreement related to such Acquisition) by the
Borrower at or prior to such time in settlement of the final purchase price therefor). The Core Cash Purchase Price of any Tower shall be the price specified for such Tower in the purchase contract (giving effect to the adjustments in the preceding sentence) therefor with respect to Towers directly acquired by the Borrower and its Subsidiaries or, in the case of any Tower acquired by the Borrower or any of its Subsidiaries through the purchase of
Capital Stock, the portion of the Core Purchase Price of the Acquisition pursuant to which such Tower was acquired allocated to such Tower by the
Borrower in good faith and in a manner consistent with the methodology set forth in Exhibit K.

                  "Debt for Borrowed Money": with respect to any Person and its consolidated Subsidiaries, determined on a consolidated basis, from time to time, at any date, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person and its consolidated
Subsidiaries for borrowed money or for the deferred purchase price of property or services other than trade accounts payable and accrued expenses incurred and paid in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person or any of its consolidated Subsidiaries and all unpaid
                                      -7-

drawings in respect of such letters of credit, banker's acceptances and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii),
(iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person or any its consolidated Subsidiaries, whether or not such indebtedness has been assumed by such Person or any of its consolidated
Subsidiaries (provided that, if such Person or any of its consolidated
Subsidiaries has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) all Attributable Indebtedness of such Person and its consolidated Subsidiaries, (v) all obligations of such Person and its consolidated Subsidiaries to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, other than trade accounts payable and accrued expenses incurred and paid in the ordinary course of business, (vi) all Contingent Liabilities of such
Person and its Consolidated Indebtedness that are required to be disclosed and quantified in notes of financial statements in accordance with GAAP and (vii)
all obligations under any Hedge Agreement or any similar type of agreement;
provided, however, that with respect to Pinnacle and its consolidated
Subsidiaries, Debt for Borrowed Money shall not include the obligations of
United Kingdom Subsidiaries, unless such obligations are guaranteed by such
Person or any of its consolidated Subsidiaries or any of their respective assets to secure the United Kingdom Subsidiaries obligations. The amount of any Debt for Borrowed Money under (x) clause (iii) shall be equal to the lesser of (A)
the stated amount of the relevant obligations and (B) the fair market value of the property subject to the relevant Lien and (y) clause (vii) shall be the net amount, including net termination payments, required to be paid to a counterparty, rather than the notional amount of the applicable Hedge Agreement.

                  "Debt Service Borrowing":  as defined in Section 2.2.

                  "Debt Service Borrowing Capacity": at the time of each Term
Loan borrowing, the excess of (a) the amount calculated as 60 days interest on the Term Loans outstanding at such time less the aggregate amount of Debt
Service Borrowings obtained prior to such time over (b) the amount of the aggregate book cash balance of the Borrower and its Subsidiaries in excess of
$500,000 at such time, as certified to the Lender by a Responsible Officer of the Borrower.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United
States of America.

                  "Environmental Indemnity Agreement": an environmental
indemnity agreement delivered by the Borrower or its Subsidiaries pursuant to
Section 5.2(d) or 6.10, substantially in the form of Exhibit N hereto, subject to modifications reflecting the Mortgaged Property that is the subject thereof and modifications reflecting the laws of the state in which the Mortgaged
Property is located, and otherwise in form and substance satisfactory to the
Lender.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equity Investors": Fortress Pinnacle Acquisition LLC, FRIT
Pinn LLC and Greenhill Capital Partners, L.P., Greenhill Capital, L.P.,
Greenhill Capital Partners (Executives), L.P. and Greenhill Capital Partners
(Cayman), L.P.

                                      -8-

                  "Equity Investors Agreement": the Investor Agreement dated as of November 1, 2002, by and among Pinnacle, the Equity Investors and the
Electing Noteholders (as defined therein) as amended, supplemented or otherwise modified from time to time.

                  "ERISA": the Employee Retirement Income Security Act of 1974,
as amended from time to time.

                  "Estoppel and Attornment Language": estoppel and attornment language substantially in the form of Exhibit I attached hereto, or such other language as may reasonably be approved by the Lender.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board)
maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": for any Eurodollar Loan, with respect to each day such Eurodollar Loan is outstanding (or if such day is not a
Business Day, the next succeeding Business Day), the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Term Loans are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Loans to be outstanding on such day.

                  "Eurodollar Loans": Term Loans to which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day a Eurodollar Loan is outstanding, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest 1/100th of 1%):

                      Eurodollar Base Rate
        ------------------------------------------------
            1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8;
provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exception Certificate": as defined in Section 2.2(c).

                  "Excess Cash Flow": as to the Borrower for each calendar
month:

                  (a) Consolidated EBITDA of the Borrower for such calendar
month;

                  plus (b) the decrease (if any) in the amount of the excess of
Consolidated Current Assets of the Borrower (excluding cash and Cash
Equivalents) over Consolidated Current Liabilities of the Borrower at the end of
such calendar month compared to the amount of the excess of Consolidated

                                      -9-

Current Assets of the Borrower (excluding cash and Cash Equivalents) over
Consolidated Current Liabilities of the Borrower at the end of the immediately preceding calendar month of the Borrower;

                  minus (c) the sum of (i) the amount of all interest payments actually made in cash during such calendar month by the Borrower, (ii) to the extent included in the calculation of Consolidated EBITDA, the increase in long-term receivables related to straight-line revenue recognized under the
Financial Accounting Standards Board SFAS No. 13, (iii) the increase in long-term assets related to deposits held in third-party escrow accounts or in a segregated deposit account in which the Lender has a first priority perfect security interest, (iv) to the extent not deducted in the calculation of
Consolidated EBITDA, Non-Maintenance Capital Expenditures funded with actual operating cash flow of the Borrower and its Subsidiaries and not financed by the
Lender or by any other Person (including without limitation from the issuance of debt or equity) in an amount not to exceed $50,000 for such month, (v) the increase (if any) in the amount of the excess of Consolidated Current Assets of the Borrower (excluding cash and Cash Equivalents) over Consolidated Current
Liabilities of the Borrower at the end of such calendar month compared to the amount of the excess of Consolidated Current Assets of the Borrower (excluding cash and Cash Equivalents) over Consolidated Current Liabilities of the Borrower at the end of the immediately preceding calendar month of the Borrower, and (vi)
to the extent not deducted in the calculation of Consolidated EBITDA, fees and transaction costs paid by the Borrower in connection with the Credit Agreement other than those financed with the Proceeds of Term Loans on the Closing Date.

                  "Excluded Property": as defined in Section 2.2(c).

                  "Excluded Taxes": as defined in Section 3.10(f).

                  "Existing Shareholders": with respect to any issuance of
common stock or Permitted Preferred Stock or any capital contribution to the
Borrower or any of its Subsidiaries, any shareholders of the Borrower or its
Subsidiaries as of the moment immediately prior to such issuance of common stock or Permitted Preferred Stock or such capital contribution.

                  "Extraordinary Receipt": any cash received by or paid to or for the account of any Person other than in the ordinary course of business in respect of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of Recovery Events, proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds from reinsurance received in the ordinary course of business), indemnity payments, purchase price adjustments received in connection with any purchase agreement (or other similar agreement) and payments in respect of judgments or settlements of claims, litigation or proceedings; provided, that Extraordinary
Receipts shall not include cash receipts received from proceeds of indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto so long as such application is commenced prior to or within
90 days after the receipt of such proceeds, awards or payments and that any such third party being so reimbursed shall not be a Loan Party or a Subsidiary or
Affiliate of a Loan Party.

                  "FAA": the Federal Aviation Administration of the United
States, or any governmental agency succeeding to the function thereof.

                  "FCC": the Federal Communications Commission of the United
States, or any governmental agency succeeding to the functions thereof.

                                      -10-

                  "Federal Funds Effective Rate": for any day, the weighted
average of the rates on overnight federal funds transactions with members of the
Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if
such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

                  "Fee Service Capacity": as defined in the definition of
Availability.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP": generally accepted accounting principles in the United
States of America in effect from time to time,

consistently applied.

                  "Governing Documents": as to any Person, its articles or
certificate of incorporation and bylaws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Ground Lease": those certain leases for real property or
rooftops entered into or acquired by the Borrower or any of its Subsidiaries, for the lease of real property (including rooftops) which constitute a Tower or upon which is located a Tower (or which will constitute a Tower or upon which will be located a Tower) for the purpose of maintaining Tenant Leases
(including, without limitation, all amendments, modifications, consents, estoppels and/or attornment agreements related thereto).

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person
(including, without limitation, any bank under any letter of credit) the creation of which induces the guaranteeing person to issue a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the
"primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee"
and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary

                                      -11-

obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such
Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreement": any interest rate or currency swap, cap or collar agreement or similar arrangement or foreign exchange contract entered into by any Person or its consolidated Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Indebtedness": of any Person at any date, without
duplication, (a) all Debt for Borrowed Money of such Person, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Attributable Indebtedness of such Person, (d) all liabilities referred to in clauses (b), (c) and (e) of this definition secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above.
The amount of any Indebtedness under clause (d) shall be equal to the lesser of
(A) the stated amount of the relevant obligations and (B) the fair market value of the property subject to the relevant Lien.

                  "Individual Property Material Adverse Effect": with respect to any Property, any material adverse effect upon the value of, or cash flow from, such Property or the operation thereof.

                  "Initial Lender": as defined in the preamble to this
Agreement.

                  "Insolvency": with respect to any Multiemployer Plan, the
condition that such Plan is insolvent within the meaning of Section 4245 of
ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": as to each Term Loan, (a) the first
Business Day of each calendar month (commencing on the first Business Day of the second calendar month following the Closing Date) immediately following delivery of a written notice by the Lender to the Borrower setting forth in reasonable detail the amount of accrued and unpaid interest thereon at such time or (b) the date of any repayment or prepayment in respect thereof.

                  "Investment Company Act":  as defined in Section 4.14.

                  "Investment Grade Rating": a transaction having at least two of the following three ratings: (a) Baa3 or higher by Moody's, (b) BBB- or higher by S&P and (c) BBB- or higher by Fitch.

                  "Investor Pledge Agreement": the Pledge Agreement dated as of
October 29, 2003 made by the Equity Investors and Fortress Pinnacle Investment
Fund LLC, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Leased Property": all real property that is leased or
occupied pursuant to an easement by the Borrower and its Subsidiaries, in each case, together with all fixtures and appurtenances thereon.

                  "Lender": the Initial Lender and any other lender that becomes a party hereto pursuant to Section 9.6.

                                      -12-

                  "Leverage Factor": at any time, the greatest of (i) the ratio of any Indebtedness of Pinnacle having an Investment Grade Rating to the
Consolidated EBITDA of Pinnacle for the 12 month period ending on the last day of the last calendar month for which financial statements have been prepared
(but no more than two months prior to the date of determination) (expressed as a percentage) that supported a securitization of Pinnacle or a securitization of
Towers and Tenant Leases owned by Pinnacle, in each case having reasonable economic terms (as determined by the Lender in its sole judgment exercised in good faith), (ii) if no such transaction was completed but the Lender or an affiliate of the Lender was provided with an indicative implied Investment Grade
Rating in connection with their consideration of such transaction for any
Indebtedness that was to support such transaction, the ratio of any such
Indebtedness to the Consolidated EBITDA of Pinnacle for the 12 month period ending on the last day of the last calendar month for which financial statements have been prepared (but no more than two months prior to the date of determination), and (iii) the ratio of Indebtedness of Pinnacle then outstanding under the Pinnacle Towers Credit Agreement to the Consolidated EBITDA of
Pinnacle for the 12 calendar month period ending on the last day of the last calendar month for which financial statements have been prepared (but no more than two months prior to the date of determination). The calculation of
Consolidated EBITDA of Pinnacle pursuant to clauses (i) and (ii) of this definition will be adjusted as required by the rating agencies providing such definitive or implied Investment Grade Rating of Pinnacle's Indebtedness.

                   "License": with respect to any Person, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Governmental Authority or third Person (including without limitation the FCC and the FAA) necessary for such Person to own, build, maintain or operate its business or Property.

                  "Lien": any mortgage, pledge, hypothecation, assignment,
deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any
Synthetic Lease or Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the
Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Limited Guarantee": the Limited Guarantee Agreement dated as of October 29, 2003 made by the Equity Investors in favor of the Lender, substantially in the form of Exhibit L-1, as the same may be amended, supplemented and otherwise modified from time to time.

                  "Loan Documents": this Agreement, the Term Notes, the Limited
Guarantee, the Subsidiary Guarantee, the Security Documents and any
Environmental Indemnity Agreement.

                  "Loan Parties": the Borrower, the Equity Investors and each
Subsidiary of the Borrower which is a party to any Loan Document.

                  "Maintenance Capital Expenditures": Capital Expenditures
incurred solely to maintain Towers owned or leased by the Borrower and its
Subsidiaries in their existing state.

                  "Material Adverse Effect": a material adverse effect on (a)
the business, assets, property, condition (financial or otherwise) or prospects of Pinnacle and its Subsidiaries, taken as a whole, or the Borrower and its
Subsidiaries, taken as a whole, respectively, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the
Lender thereunder except, for purposes of this clause (b) only, with respect to any Mortgage to the extent of any Permitted Exceptions specified by the Borrower for such Mortgage or the Property subject thereto.

                                      -13-

                  "Materials of Environmental Concern": any gasoline or
petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which form the basis of liability under, any Environmental
Law, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde insulation, medical waste, radioactive materials and electromagnetic fields.

                  "Materially Impaired Excluded Properties": Excluded Properties
which have been designated as such by the Borrower because either (i) the representations and warranties set forth in Section 4.6 and Section 4.22 would not be true for such Excluded Properties or (ii) the Borrower would be unable to comply with Section 6.8 due to conditions existing on such Excluded Properties at the time of acquisition by the Borrower.

                  "Maturity Date":  October 28, 2004.

                  "Maximum Leverage Amount": at any date of determination, the product of (a) Consolidated EBITDA of the Borrower and its consolidated
Subsidiaries for the 12 calendar month period ending on the last day of the last calendar month for which financial statements have been prepared (but no more than two months prior to the date of determination) on a pro forma basis, giving effect to the annualized Tower Cash Flow from all Acquisitions made or dispositions by the Borrower or any of its Subsidiaries during such period and
(b) the Leverage Factor. The calculation of Consolidated EBITDA of Pinnacle pursuant to clause (a) of this definition, during such time that the Leverage
Factor is being calculated pursuant to clauses (i) or (ii) thereof, will be adjusted as required by the rating agencies providing a definitive or implied
Investment Grade Rating of Indebtedness of Pinnacle.

                  "Minimum Tower Cash Flow": at any time, an amount equal to 9%
of the principal aggregate amount of Term Loans outstanding as at such time.

                  "Mortgage": a mortgage delivered by the Borrower or its
Subsidiaries pursuant to Section 5.2(d) or 6.10, substantially in the form of
Exhibit M hereto, subject to modifications reflecting the Mortgaged Property that is the subject thereof and modifications reflecting the laws of the state in which the Mortgaged Property is located, and otherwise in form and substance reasonably satisfactory to the Lender.

                  "Mortgaged Property":  as defined in Section 4.16(b)(iii).

                  "Multiemployer Plan": a Plan which is a "multiemployer plan"
as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of
ERISA.

                  "Net Cash Proceeds": means the gross cash proceeds received by the Borrower or any of its Subsidiaries in connection with or as a result of (a)
any sale of any assets, (b) the issuance of any Debt, (c) the issuance of any equity (other than Permitted Equity Issuances), (d) the receipt of any capital contributions (other than Permitted Equity Issuances) or Extraordinary Receipts, and (e) the occurrence of any Refinancing Event, MINUS with respect to each of the foregoing (so long as each of the following are estimated in good faith by the management of the Borrower and certified to the Lender in reasonable detail by a Responsible Officer) (i) actual taxes paid or payable with respect to such asset sale or Recovery Event (if any) in an amount equal to the tax liability of the Borrower or any of its Subsidiaries in respect of such sale or Recovery
Event (taking into account all Tax benefits of each of the parties), (ii)
reasonable and customary transaction costs payable by the Borrower or any such
Subsidiary of the Borrower to any Person that is not an Affiliate or an Equity
Investor or Affiliate of an Equity Investor related to such transaction, (iii)
Indebtedness secured by the assets sold or otherwise subject to a Recovery Event that is immediately repaid as a consequence of such sale, except Indebtedness that

                                      -14-

constitutes any of the Obligations, (iv) with respect to clause (a), the portion of such cash proceeds reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments which are held in a third-party escrow account or in a segregated deposit account in which the Lender has a first priority perfect security interest, provided, that on the date all such post-closing adjustments have been determined, the amount (if any)
by which the reserved amount exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Cash Proceeds on such date, and (v) with respect to clause (a), an amount, not in excess of the taxable gain recognized on such asset sale, necessary to meet the REIT
Distribution Requirement with respect thereto.

                  "Non-Excluded Taxes":  as defined in Section 3.10(a).

                  "Non-Exempt Lender":  as defined in Section 3.10(f).

                  "Non-Financable Acquisition Amount": with respect to any
Acquisition requested to be financed with any borrowing, the sum of:

         1.       (A) at any time before a Refinancing Event occurs in the form of a securitization transaction, the amount by which the
                  Requested Excluded Property Borrowing Amount for such
                  borrowing plus the Accumulated Excluded Property Borrowing
                  Amount at such time exceeds 20% of the sum of the Total Tower
                  Borrowing Amount for such borrowing and the Total Accumulated
                  Tower Borrowing Amount at such time, or

                  (B) at any time after a Refinancing Event occurs in the form of a securitization transaction, the amount by which the
                  Requested Excluded Property Borrowing Amount for such
                  borrowing plus the Accumulated Excluded Property Borrowing
                  Amount at such time exceeds 10% of the sum of the Total Tower
                  Borrowing Amount for such borrowing and the Total Accumulated
                  Tower Borrowing Amount at such time, and
2.                the amount by which the Requested Materially Impaired Excluded
                  Property Borrowing Amount for such borrowing plus the
                  Accumulated Materially Impaired Excluded Property Borrowing
                  Amount at such time exceeds 5% of the sum of the Total Tower
                  Borrowing Amount for such borrowing and the Total Accumulated
                  Tower Borrowing Amount at such time.

                  "Non-Financable Cap-Ex Amount": with respect to any
Non-Maintenance Capital Expenditures requested to be financed with any borrowing, the sum of:

         1.       (A) at any time before a Refinancing Event occurs in the form of a securitization transaction, the amount by which Requested
                  Excluded Properties Cap-Ex for such borrowing plus Accumulated
                  Financed Cap-Ex - Excluded Properties at such time exceeds 20%
                  of the sum of Total Requested Cap-Ex for such borrowing and
                  Total Accumulated Financed Cap-Ex at such time, or

                  (B) at any time after a Refinancing Event occurs in the form of a securitization transaction, the amount by which Requested
                  Excluded Properties Cap-Ex for such borrowing plus Accumulated
                  Financed Cap-Ex - Excluded Properties at such time exceeds 10%
                  of the sum of Total Requested Cap-Ex for such borrowing and
                  Total Accumulated Financed Cap-Ex at such time, and

                                      -15-

         2.       the amount by which Requested Materially Impaired Excluded
                  Properties Cap-Ex for such borrowing plus Accumulated Financed
                  Cap-Ex - Materially Impaired Excluded Properties at such time exceeds 5% of the sum of Total Requested Cap-Ex for such
                  borrowing and Total Accumulated Financed Cap-Ex at such time.

                  "Non-Maintenance Capital Expenditures": Capital Expenditures,
other than Maintenance Capital Expenditures, incurred in respect of a Tower including, but not limited to, Capital Expenditures that are incurred for the purposes of bringing Towers that have been acquired by the Borrower or any of its Subsidiaries pursuant to an Acquisition into compliance with customary standards for operation.

                  "Notice of Borrowing":  as defined in Section 2.2.

                  "Obligations": the unpaid principal amount of, and interest
(including, without limitation, interest accruing after the maturity of the Term
Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Term Loans, and all other obligations and liabilities of the Loan Parties to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this
Agreement, the Term Notes, the Limited Guarantee and the Security Documents, and
any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by a Loan
Party pursuant to the terms of the Loan Documents) or otherwise.

                  "Oral Tenant Leases": those Tenant Leases which are oral and not subject to any written agreement.

                  "Owned Property": all real estate owned in fee by the Borrower and its Subsidiaries, together with any fixtures and appurtenances thereon.

                  "Other Taxes": as defined in Section 3.10(b).

                  "Participant": as defined in Section 9.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Exceptions": with respect to any Tower other than any Materially Impaired Excluded Property to which the Lender has not given its consent pursuant to Section 7.18, each of the events, circumstances, occurrences or conditions specified in the Exception Certificate with respect to such Tower.

                  "Permitted Equity Issuance": (a) any issuance of Permitted
Preferred Stock to Existing Shareholders, (b) any issuance of common stock of the Borrower to Existing Shareholders, (c) any contribution to the common equity capital of the Borrower by Existing Shareholders, or (d) any issuance of common stock (i) to the extent reasonably necessary to meet the one hundred (100)
shareholder requirement of section 856(a) of the Code and (ii) yielding net cash proceeds not to exceed $20,000.

                  "Permitted Preferred Stock": any shares of preferred Capital
Stock of the Borrower which (i) are not manditorily redeemable, in whole or in part, or required to be repurchased or reacquired,

                                      -16-

in whole or in part, by the Borrower or any of its Subsidiaries or Pinnacle or
any of its Subsidiaries, other than a redemption required upon a Change of
Control (it being agreed that any such redemption would be subject to the restrictions of Section 7.6), (ii) do not require payment of any dividends or distributions, other than distributions solely in shares of additional Permitted
Preferred Stock of the same class and series, (iii) are not secured by any assets of the Borrower or any of its Subsidiaries or of Pinnacle or any of its
Subsidiaries, (iv) are not exchangeable or convertible into any Indebtedness of the Borrower or any of its Subsidiaries or of Pinnacle or any of its
Subsidiaries or any Capital Stock (other than common stock of the Borrower).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Pinnacle": Pinnacle Holdings, Inc., a Delaware corporation and its successors and assigns.

                  "Pinnacle Certificate of Incorporation": the Amended
Certificate of Incorporation of Pinnacle Merger Corp. (renamed in such certificate, "Pinnacle Holdings Inc.") filed with the Secretary of State of the
State of Delaware on November 1, 2002.

                  "Pinnacle Takeout Financing": a securitization or a bank
and/or bond, equity or other financing transaction by Pinnacle, the Borrower or any other Affiliate of Pinnacle, the proceeds of which are used to repay the
Term Loans in connection with the maturity of the Term Loans or early termination of the Term Loan Facility.

                  "Pinnacle Towers Credit Agreement": the Sixth Amended and
Restated Credit Agreement dated as of October 31, 2002 among Pinnacle Towers
Inc. as the Borrower, Bank of America, N.A., as Administrative Agent and L/C
Issuer and the lenders from time to time party thereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Pinnacle, the Borrower or a Commonly
Controlled Entity is (or, if such plan were terminated at such time, would under
Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5)
of ERISA.

                  "Pledge Agreement": The Investor Pledge Agreement and, if
executed and delivered to the Lender pursuant to Section 6.10(b), the
Borrower/Subsidiary Pledge Agreement.

                  "Pledged Pinnacle Stock Value": at any date of determination,
(a) the product of (i) seven and (ii) the Consolidated EBITDA of Pinnacle and its consolidated Subsidiaries for the 12 month period ending on the last day of the last calendar month for which financial statements have been prepared (but no more than two months prior to the date of determination), minus (b) the
Consolidated Indebtedness of Pinnacle and its consolidated Subsidiaries at such date.

                  "Pledged Stock Release Event": a repayment of the Term Loans in an amount such that, after giving effect to such repayment, the aggregate unpaid principal balance of the Term Loans does not exceed the Borrowing Base, calculated as provided in subparagraph (b) of the definition of the Borrowing
Base set forth in this Section 1.1.

                  "Prescribed Laws": collectively, (a) the Uniting and
Strengthening America by Providing Appropriate Tools Required to Intercept and
Obstruct Terrorism Act of 2001 (Public Law

                                      -17-

107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist
Financing, effective September 24, 2001, and relating to Blocking Property and
Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support
Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. ss.1701
et seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(b).

                  "Properties":  as defined in Section 4.22.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Refinancing Event": a securitization by Pinnacle or an
Affiliate of Pinnacle in respect of Towers or related assets, or a bank and/or bond, initial public offering, equity or other financing transaction by Pinnacle or a Subsidiary of Pinnacle or the occurrence of a Change in Control.

                  (a) if (i) a "Refinancing Event Prepayment Amount": with
respect to any prepayment required pursuant to Section 3.4(d), the sum of the following, but not to exceed the amount of the Obligations outstanding at such time: (a) if (i) a Refinancing Event other than in the form of a securitization transaction occurs, the amount of the Obligations then outstanding, or (ii) if a
Refinancing Event in the form of a securitization transaction occurs, the greater of (A) the amount, if any, of any Net Cash Proceeds received from the issuance of any notes, certificates or securities in any such securitization transaction that does not have an Investment Grade Rating, and (B) the amount, if any, by which the Net Cash Proceeds received from the issuance of any notes, certificates or securities in any such securitization exceeds $450 million, and

                  (b) the amount necessary to reduce the outstanding amount of
Term Loans to an amount that would result in the Borrower Tower Cash Flow at such time, after giving effect to the amounts prepaid pursuant to clauses (a)
and (b) above, being equal to the Minimum Tower Cash Flow.

                  "Register":  as defined in Section 3.2(b).

                  "Regulation U": Regulation U of the Board of Governors of the
Federal Reserve System as in effect from time to time.

                  "REIT Distribution Requirement": distributions reasonably
necessary for the Borrower to maintain its REIT Status and not be subject to corporate level tax based on income or to excise tax under Section 4981 of the
Code.

                  "REIT Status": with respect to any Person, such Person's
status as a real estate investment trust, as defined in Section 856(a) of the
Code, that satisfies the conditions and limitations set forth in Section 856(b)
and 856(c) of the Code.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                                      -18-

                  "Reportable Event": any of the events set forth in Section
4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC
Reg.ss.4043.

                  "Requested Excluded Property Borrowing Amount": for any
borrowing, the aggregate Core Cash Purchase Price of Excluded Properties included in any Acquisitions requested to be financed with such borrowing.

                  "Requested Excluded Properties Cap-Ex": for any borrowing, the aggregate amount of Non-Maintenance Capital Expenditures for Excluded Properties
requested to be financed with such borrowing.

                  "Requested Materially Impaired Excluded Property Borrowing
Amount": for any borrowing, the aggregate Core Cash Purchase Price of Materially
Impaired Excluded Properties included in any Acquisitions requested to be financed with such borrowing.

                  "Requested Materially Impaired Excluded Properties Cap-Ex":
for any borrowing, the aggregate amount of Non-Maintenance Capital Expenditures for Materially Impaired Excluded Properties requested to be financed with such borrowing.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such
Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Loan Party or Pinnacle, the
chief executive officer and the president of such entity or, with respect to financial matters, the chief financial officer or treasurer of such entity or any individual performing the functions of the foregoing officers pursuant to a management agreement.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Run Rate Revenue": with respect to any Tower, monthly
revenues for all customer leases executed or currently in effect for such Tower, including (a) site rental revenue and license fees, including space reservation payments that are paid to lease, sublease or retain space on such Tower, (b)
management fees that are directly attributable to such Tower, and (c) real estate lease and similar payments, whether or not related to Tower sites, to the extent included as site rental revenue for such Tower, (d) utility charges, whether bundled with the lease payments or billed separately, and (e) site accommodation and other fees (but excluding engineering and similar fees billed only on a one-time basis). For purposes of calculating Run Rate Revenue for any relevant period consisting of more than one month, monthly Run Rate Revenue shall be multiplied by the number of months for the relevant period.

                  "Section 3.10 Certificate":  as defined in Section 3.10(f)(2).

                  "Security Agreement": the Security Agreement to be executed and delivered by certain of the Loan Parties, substantially in the form of
Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Documents": the collective reference to the Account
Control Agreements, the Borrower/Subsidiary Pledge Agreement, the Investor
Pledge Agreement, the Security Agreement, Mortgages and all other security documents hereafter delivered to the Lender granting a Lien on any asset

                                      -19-

or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantee": the guarantee agreement dated as of
October 29, 2003 made by Pinnacle Towers Acquisition LLC in favor of the Lender, substantially in the form of Exhibit L-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Synthetic Lease": any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an operating lease but for tax purposes as a capital lease.

                  "Taxes": as defined in Section 3.10(a).

                  "Tenant Leases": each of the lease of space on any Tower of the Borrower or its Subsidiaries now existing or hereafter acquired.

                  "Termination Date": the earlier of (a) the Maturity Date, (b)
the date on which any event described in clause (a) of the definition of
Refinancing Event Prepayment Amount shall occur and (c) the date on which the
Term Loans shall become due and payable pursuant to Section 8.

                  "Term Loan":  as defined in Section 2.1.

                  "Term Loan Commitment": as to the Initial Lender, the
obligation of such Lender to make one or more Term Loans to the Borrower hereunder pursuant to Section 2.1 in a principal amount equal to $100,000,000, or, as the case may be, in the assignment agreement pursuant to which any other
Lender becomes a party hereto, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

                  "Term Loan Facility": the Term Loan Commitments and the Term
Loans made thereunder.

                  "Term Note": as defined in Section 3.2(d).

                  "Threshold Amount": with respect to Pinnacle and its
Subsidiaries, $1,000,000, and with respect to the Borrower and its Subsidiaries,
$100,000.

                  "Total Accumulated Financed Cap-Ex": at any time of
determination, the total aggregate amount of Non-Maintenance Capital
Expenditures financed with Term Loans prior to such time.

                  "Total Accumulated Tower Borrowing Amount": at any time of determination, the total aggregate Core Cash Purchase Price of all Towers financed with Term Loans prior to such time.

                                      -20-

                  "Total Requested Cap-Ex": for any borrowing, the aggregate amount of Non-Maintenance Capital Expenditures requested to be financed with such borrowing.

                  "Total Tower Borrowing Amount": for any borrowing, the
aggregate Core Cash Purchase Price of all Towers to be financed with such borrowing.

                  "Towers": any wireless communications towers owned, leased or managed (or to be owned, leased or managed) by the Borrower or its Subsidiaries, including any rooftop or other sites owned, leased or managed by the Borrower or its Subsidiaries, together with any real estate, fixtures and appurtenances that accompany the towers, rooftops or other sites acquired in an Acquisition.

                  "Tower Cash Flow": for any relevant period with respect to a
Tower, Run Rate Revenue minus the sum of (a) direct operating expenses for such
Tower, including without limitation rent obligations, management fees (on market terms), insurance, ad valorem and property taxes and utilities and excluding tower maintenance expenses included in (c) below, (b) to the extent it is required to be amortized during such period, amortization expense related to the amount of deposits and prepayments acquired or made in connection with the acquisition of such Tower, and (c) estimated Tower maintenance expenses and
Maintenance Capital Expenditures for such Tower based on the greater of historical Tower maintenance expenses and Maintenance Capital Expenditures made with respect to such Tower during such period or management estimates at the time of determination of Tower maintenance expenses and Maintenance Capital
Expenditures that would be required for such Tower for such period of time (it being understood that for purposes of this definition, any estimate of
Maintenance Capital Expenditures based on the historical Maintenance Capital
Expenditures for such Tower need not be determined in accordance with GAAP if the financial information supporting such calculation were not prepared in accordance with GAAP); provided that Tower Cash Flow shall not include any revenues or expenses attributable to non-recurring advisory and engineering fees provided to lessees of such Tower and revenues derived from a sale of assets in respect of such Tower.

                  "Tower Value": for any Tower, the Acquisition Price of such
Tower plus the amount of Non-Maintenance Capital Expenditures incurred or budgeted to be incurred in respect of such Tower within 12 months of the closing of the Acquisition of such Tower.

                  "Transferee":  as defined in Section 9.6(d).

                  "Type": as to any Term Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "United Kingdom Subsidiaries": collectively, all direct or indirect owned Subsidiaries of Pinnacle organized under the laws of the United
Kingdom, including without limitation, Pinnacle Towers Ltd.

                  1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Term Notes or any other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in any Term Notes, any other Loan
Documents and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its
Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                                      -21-

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section,
Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be
equally applicable to both the singular and plural forms of such terms.

                  SECTION 2 AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

                  2.1 Term Loan Commitments.

                  (a) Subject to the terms and conditions hereof, the Lender agrees to make term loans ("Term Loans") to the Borrower from time to time during the period from and including the Closing Date until but excluding the
Termination Date up to an aggregate principal amount not to exceed the Term Loan
Commitment.

                  (b) The Term Loans shall be Eurodollar Loans unless and until the Lender notifies the Borrower that it is converting, pursuant to Section
3.1(c), Section 3.6 or Section 3.8, the Eurodollar Loans to Base Rate Loans.

                  2.2 Procedure for Borrowing.

                  (a) The Borrower may borrow under the Term Loan Facility on any Business Day prior to the Termination Date in an aggregate principal amount not exceeding the lesser of (a) the Borrowing Base at such time and (b) the
Availability at such time applicable to such requested Term Loan, provided that the Borrower shall give the Lender irrevocable notice substantially in the form of Annex I (a "Notice of Borrowing") (which notice must be received by the
Lender prior to 10:00 a.m., New York City time, three Business Days prior to the requested Borrowing Date), specifying:

                  (i) the amount to be borrowed;

                  (ii) the requested Borrowing Date;

                  (iii) the amount of the borrowing to be used to fund the
         payment of interest then due and payable on the Term Loans (such portion of any such Term Loan borrowing a "Debt Service Borrowing");
         and

                  (iv) wire instructions of (A) the seller party to any
         Acquisition (or other Persons) to which any portion of the Cash
         Purchase Price of any Acquisition to be financed with such borrowing is to be provided, including any such portion which is to be paid following consummation of such Acquisition in respect of post closing adjustments, including, but not limited to, holdbacks and earnouts and
         (B) any Persons entitled to receive payment in connection with any
         Non-Maintenance Capital Expenditures being financed with such borrowing.

The amount specified in any Notice of Borrowing may be adjusted upward or downward by up to 10% of such amount upon written notice to the Lender no later than one Business day prior to the requested Borrowing Date; provided, that such adjustments shall not be deemed in any way limit or modify the conditions to borrowing set forth in Section 5.2 or modify the Availability for such Term Loan borrowing.

                                      -22-

                  (b) Each Notice of Borrowing shall be accompanied by:

                  (i) a calculation of the Availability, the Debt Service
         Borrowing Capacity at such time (if a portion of the borrowing is to be used to fund a payment of interest), and the Fee Service Capacity (if a portion of the borrowing is to be used to fund the second installment of the fee payable pursuant to Section 2.3(a)), certified by a
         Responsible Officer of the Borrower;

                  (ii) a Borrowing Base Certificate showing the Borrowing Base as of such Borrowing Date after giving effect to such Term Loan;

                  (iii) if such borrowing is to be used to finance an
         Acquisition or Non-Maintenance Capital Expenditures, (A) a written instruction signed by a Responsible Officer of the Borrower directing the Lender to wire the proceeds of the Term Loans to the accounts and
         Persons specified in such Notice of Borrowing and (B) a report specifying (1) for each Tower being acquired pursuant to such
         Acquisition, (a) the "Tower Identifier" (name/ID) of such Tower, (b)
         the latitude and longitude of such Tower, (c) the Acquisition Price of such Tower, (d) the projected monthly Tower Cash Flow for such Tower, and (e) whether the Tower will be owned in fee or subject to a Ground
         Lease or easement, and (2) with respect to any Tower (whether or not such Tower is to be financed with such borrowing), the portion of any
         Non-Maintenance Capital Expenditures being financed with such borrowing that will be expended for such Tower; and

                  (iv) if such borrowing is to be used to finance an
         Acquisition, (A) a statement certified by a Responsible Officer of the
         Borrower of the internal valuation of each Tower to be acquired by the
         Borrower pursuant to such Acquisition determined in accordance with the methodology set forth on Exhibit K together with the calculation therefor shown in reasonable detail, and (B) a database search environmental report prepared by Martin and Associates or a consultant pre-approved and jointly retained by the Borrower and the Lender on the property where each such Tower is located.

                  (c) If any Towers to be included in any Acquisition for which such borrowing is requested would upon acquisition by the Borrower result in an
Event of Default or a failure to comply with any of the conditions set forth in
Section 5.2(d)(v) due to events, circumstances, occurrences or conditions concerning such Towers, the Borrower shall deliver a certificate with the Notice of Borrowing for such borrowing from a Responsible Officer of the Borrower, (i)
specifying in reasonable detail by Tower each such event, circumstance, occurrence or condition and (ii) containing a statement of the internal valuation of each such Tower determined in accordance with the methodology set forth on Exhibit K (an "Exception Certificate"). Each such Tower (each an
"Excluded Property") shall not be included in the calculation of the Borrowing
Base unless the Lender expressly permits such Tower to be included in the calculation of the Borrowing Base upon written notice to the Borrower; it being understood that in each Notice of Borrowing and for purposes of calculating each component of Availability and Borrowing Base, the Borrower may reclassify previously acquired Excluded Property to which the Permitted Exceptions specified for such Excluded Property no longer exist as non-Excluded Property and may reclassify any other previously acquired Towers as Excluded Property.

                  (d) The first borrowing under the Term Loan Facility shall be in an amount equal to at least $2,500,000, but each borrowing thereafter shall not be subject to any minimum borrowing amount. The Lender will make, subject to the satisfaction of the conditions precedent set forth in Section 5, each such borrowing available to the Borrower by wiring the funds to the accounts specified in such Notice of Borrowing (as adjusted pursuant to Section 2.2(a)
and excluding the Non-Financable Acquisition Amount of any Acquisition, if any,
and the Non-Financable Cap-Ex Amount, if any, on such

                                      -23-

Borrowing Date or, in the case of a Debt Service Borrowing, recording in the
Register as paid the amount of interest being borrowed thereunder.

                  2.3 Fees.

                  (a) The Borrower shall pay a facility fee in an amount equal to 1% of the Term Loan Commitment in effect on the Closing Date, payable in two equal installments, the first of which shall be paid on the Closing Date and the second of which shall be paid on the date that is six months after the Closing
Date.

                  (b) The Borrower shall pay an exit fee in an amount equal to
1% of the outstanding principal balance of the Term Loans on the date of any
Pinnacle Takeout Financing unless the Lender or an Affiliate of the Lender has been offered the position of lead underwriter or placement agent or to act in a similar capacity (however designated) at market rates, terms and conditions in such Pinnacle Takeout Financing.

                  2.4 Termination or Reduction of Term Loan Commitments. The
Borrower shall have the right, upon not less than three Business Days' notice to the Lender, to terminate the Term Loan Commitments or, from time to time, to reduce the amount of the Term Loan Commitments. Any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Term Loan Commitments then in effect.

                  SECTION 3 GENERAL PROVISIONS APPLICABLE TO LOANS

                  3.1 Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable
Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per
annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Term Loan,
(ii) any interest payable thereon, (iii) any fee payable pursuant to Section 2.3 or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (a) at the option of the
Lender and upon notice to the Borrower, each Eurodollar Loan shall convert to a
Base Rate Loan and shall not, during such time as such amounts remain unpaid, be convertible into a Eurodollar Loan, and (b) the principal of all overdue Term
Loans and any such overdue interest, fee or other amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable to the
Term Loans pursuant to the foregoing provisions of this Section plus 5%, in each case from the date of such non-payment until such overdue principal, interest, fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest
Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section shall be payable from time to time on demand.

                  3.2 Repayment of Term Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the
Lender the principal amount of each Term Loan on the Termination Date. The
Borrower hereby further agrees to pay interest

                                      -24-

on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.1.

                  (b) The Lender shall maintain a register (the "Register") as agent for the Borrower in which shall be recorded (i) the name and address of the Lender (including any Assignee, successor and participants), (ii) the amount of each Term Loan made hereunder and any Term Note evidencing such Term Loan and the Type thereof, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder, (iv) the amount of any sum received by the Lender hereunder from the Borrower and (v)
each assignment and participation of the Term Loan or the Term Loan Commitment pursuant to Section 9.6.

                  (c) The entries made in the Register shall, to the extent
permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of the Lender to maintain the
Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the
Term Loans made to the Borrower by the Lender in accordance with the terms of this Agreement. Any assignment or transfer by the Lender of its rights and obligations under this Agreement pursuant to and in accordance with Section 9.6 that is not recorded in accordance with this Section 3.2 shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with Section 9.6.

                  (d) The Borrower agrees that, upon the request of the Lender, the Borrower will execute and deliver to the Lender a promissory note of the
Borrower evidencing the Term Loans of the Lender, substantially in the form of
Exhibit A, with appropriate insertions as to date and principal amount (a "Term
Note").

                  3.3 Optional Prepayments. The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Lender (in the form of Annex II) prior to 12:00 noon, New York City time, at least three Business Day prior thereto, specifying the date and amount of prepayment and whether the prepayment is of
Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $500,000 or a whole multiple thereof and may not be reborrowed. Notwithstanding the foregoing, any portion of the Cash Purchase
Price in respect of any Acquisition that is escrowed and subsequently paid to the Lender shall not be subject to the requirements of this Section 3.3 and may be reborrowed.

                  3.4 Mandatory Prepayments.

                  (a) Subject to Section 3.9, if on any date on which a
Borrowing Base Certificate is delivered pursuant to Section 6.2(c), the aggregate amount of Term Loans outstanding exceeds the Borrowing Base, the
Borrower shall prepay the Term Loans in an amount equal to the amount of such excess no later than the Business Day immediately following the date of delivery of such Borrowing Base Certificate.

                  (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from (i) any incurrence of Indebtedness by the
Borrower or any of its Subsidiaries, other than Indebtedness permitted pursuant to Section 7.1, (ii) any sale or issuance of Capital Stock by or receipt of any capital contribution to the Borrower or any of its Subsidiaries, other than
Permitted Equity Issuances, (iii) any Asset Sale or (iv) any Extraordinary
Receipts, then 100% of such Net Cash Proceeds shall be

                                      -25-

applied on the third Business Day following receipt of such Net Cash Proceeds
(or in the case of clauses (iii) and (iv), following receipt of Net Cash
Proceeds therefrom in an aggregate amount of $25,000) toward the prepayment of the Term Loans.

                  (c) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Recovery Event, 100% of such Net Cash
Proceeds shall be applied on the third Business Day following receipt of such
Net Cash Proceeds toward the prepayment of the Term Loans; provided, that such prepayment shall not be required if all of the following requirements are satisfied: (i) the aggregate amount of all such Net Cash Proceeds is not greater than $5,000,000, (ii) such Net Cash Proceeds are (A) reinvested in other like assets within 270 days of the Recovery Event that gave rise to such Net Cash
Proceeds or (B) committed to be reinvested in other like assets within 270 days of such Recovery Event and reinvested in such assets within 365 days of such
Recovery Event, (iii) such Net Cash Proceeds are held in a segregated deposit account that is subject to a perfected first priority security interest in favor of the Lender, and (iv) the reinvestment or commitment to reinvest such Net Cash
Proceeds pursuant to clause (ii) above is pre-approved in writing by the Lender in its reasonable discretion.

                  (d) If on any day a Refinancing Event shall occur, then the
Borrower shall prepay the Term Loans on such day in an amount equal to the
Refinancing Event Prepayment Amount.

                  (e) On or before the date each month on which financial
statements referred to in Section 6.1(e) are required to be delivered, the
Borrower shall prepay the Bridge Term Loan (until paid in full) in an amount equal to the Excess Cash Flow for the month covered by such financial statements minus the amount by which the aggregate book cash balance of the Borrower and its Subsidiaries on such date is less than $100,000.

                  (f) If any amendment, waiver or other modification shall be made to the Pinnacle Towers Credit Agreement or any "Loan Document" as defined in the Pinnacle Towers Credit Agreement that materially impairs the value of the pledge of the Capital Stock of Pinnacle under the Pledge Agreement, then the
Borrower shall immediately prepay the Obligations in full.

                  (g) Amounts prepaid pursuant to this Section 3.4 may not be reborrowed.

                  (h) Any prepayment of Term Loans and/or reduction of Term Loan
Commitments pursuant to this Section, and the rights of the Lender in respect thereof, are subject to the provisions of Section 3.7.

                  3.5 Computation of Interest and Fees.

                  (a) Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Term Loan resulting from a change in the Base Rate or the
Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Lender
pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

                  3.6 Inability to Determine Interest Rate. If on any day:

                                      -26-

                  (a) the Lender shall have determined (which determination
shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; or

                  (b) the Lender shall have determined that the Eurodollar Rate determined or to be determined on such day will not adequately and fairly reflect the cost to the Lender (as conclusively certified by the Lender) of making or maintaining their Eurodollar Loans,

the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the Term Loan Facility requested to be made on such day shall be made as
Base Rate Loans, (y) any Base Rate Loans that were to have been Converted on such day to Eurodollar Loans shall be Continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be Converted on such day to Base Rate Loans.
Until such notice has been withdrawn by the Lender, no further Eurodollar Loans under the Term Loan Facility shall be made or Continued as such. The Lender shall withdraw any such notice pursuant to clause (a) above if the Lender determines that the relevant circumstances have ceased to exist.

                  3.7 Payments. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Lender at the
Lender's office specified in Section 9.2, in Dollars and in immediately available funds. If any payment hereunder (other than payments on Eurodollar
Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  3.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain
Eurodollar Loans as contemplated by this Agreement, (a) the commitment of the
Lender hereunder to make Eurodollar Loans and Continue Eurodollar Loans as such shall forthwith be cancelled and (b) the Lender's Term Loans then outstanding as
Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans.

                  3.9 Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to (A) the date that such Lender became a party to this Agreement, or (B) with respect to a transfer or assignment made pursuant to Section 9.6(b) or (c) hereof, the effective date of such transfer or assignment, except to the extent that such
Transferee's predecessor was entitled to such amounts, or (C) with respect to the designation of a new lending office, the effective date of such designation:

                  (i) does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Term Note or any
         Eurodollar Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Non-Excluded Taxes resulting

                                      -27-

         from the Lender's failure to comply with the provisions of Section 3.10 hereof and changes in the rate or manner of determination of tax on the overall net income of the Lender together with, in each case, any interest, penalties or additions to such taxes);

                  (ii) does or shall impose, modify or hold applicable any
         reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) does or shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly, after receiving notice as specified in clause (e) of this Section, pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

                  (b) The Lender, if claiming any additional amounts payable pursuant to this Section 3.9 or Section 3.10, shall use reasonable efforts
(consistent with its internal policy and legal and regulatory restrictions and so long as, in its sole determination, such efforts would not be disadvantageous to it) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts.

                  (c) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental
Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the
Lender such additional amount or amounts as will compensate the Lender for such reduction.

                  (d) If the Lender becomes entitled to claim any additional amounts pursuant to this Section 3.9, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  3.10 Taxes.

                  (a) Any and all payments by the Borrower under or in respect of this Agreement or any other Loan Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other
Governmental Authority (collectively, "Taxes"), unless required by law. If the
Borrower shall be required under any applicable Requirement of Law to deduct or withhold any Taxes

                                      -28-

from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to a Lender, (i) Borrower shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable
Requirement of Law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.10) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement and except as otherwise provided in Section 3.10(f) and Section 3.10(g), the term
"Non-Excluded Taxes" are Taxes other than, in the case of each Lender, Taxes that are imposed on or measured by its overall net income (including franchise taxes imposed in lieu thereof and branch profit taxes, and including penalties, interest and additions to Tax with respect thereto), by the jurisdiction under the laws of which such Lender is organized or of its Applicable Lending Office, or any political subdivision thereof, unless Taxes are imposed as a result of a connection that arises solely from such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this
Agreement or any of the other Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

                  (b) In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other
Loan Document (collectively, "Other Taxes").

                  (c) Borrower hereby agrees to indemnify each Lender for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and
Other Taxes, and the full amount of Taxes of any kind imposed on or paid by such
Lender, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, in each case, imposed by any jurisdiction on amounts payable under this Section 3.10. The indemnity by
Borrower provided for in this Section 3.10(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower under the indemnity set forth in this Section 3.10(c) shall be paid within 10 days from the date on which the applicable Lender, as the case may be, makes written demand therefor, and provides to Borrower any notice or assessment made for such Non-Excluded Taxes or Other Taxes received by Lender from a
Governmental Authority or tax authority.

                  (d) A Lender pursuant to Section 3.10(a) shall take all
reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by Borrower to assist Borrower, as the case may be, at the sole expense of Borrower, to recover from the relevant taxation authority or other Governmental Authority any Taxes in respect of which amounts were paid by
Borrower pursuant to Sections 3.10(a), (b) or (c). However, a Lender will not be required to take any action that would be, in the sole judgment of a Lender, legally inadvisable, or commercially or otherwise disadvantageous to a Lender in any respect, and in no event shall Lender be required to disclose any tax returns or any other information that, in the sole judgment of Lender is confidential.

                  (e) Within 30 days after the date of any payment of Taxes
pursuant to Section 3.10, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to the applicable Lender a certified copy of the original official receipt evidencing payment thereof. In the case of any payment under or in respect of this Agreement or any of the other Loan Documents by or on behalf of Borrower through an account or branch outside the United States, or on behalf of Borrower by a payor that is not a United States person, if Borrower determines that no Taxes are payable in respect thereof,

                                      -29-

Borrower shall furnish, or shall cause such payor to furnish, to the applicable
Lender an opinion of counsel reasonably acceptable to the applicable Lender stating that such payment is exempt from Taxes. For purposes of this Section
3.10(e) and subsection (f) of this Section 3.10, the terms "United States" and
"United States person" shall have the meanings specified in Section 7701 of the
Internal Revenue Code.

                  (f) On or before the first payment date hereunder to which each Lender (including any participant, assignee or successor) is entitled, and from time to time thereafter if requested in writing by Borrower (but only so long as such Lender remains lawfully able to do so), any Lender that either (i)
is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated,"
"Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-Exempt Lender"), shall deliver or cause to be delivered to
Borrower the following properly completed and duly executed documents:

                           (1) a complete and executed (x) U.S. Internal Revenue
                  Form W-8BEN with Part II completed in which Lender claims the benefits of a tax treaty with the United States providing for a reduced or zero rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S.
                  Internal Revenue Service Form W-8ECI (or any successor form thereto); or

                           (2) in the case of an individual, (x) a complete and
                  executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit G (a "Section 3.10 Certificate") or (y) a complete and executed Internal Revenue Service Form W-9 (or any successor form thereto); or

                           (3) in the case of a Non-Exempt Lender that is
                  organized under the laws of the United States, any State
                  thereof, or the District of Columbia, (x) a complete and
                  executed Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments or (y)
                  if such Non-Exempt Lender is disregarded for federal income tax purposes, the documents that would be required by clause
                  (1), (2), (3), (4) or (5) with respect to its beneficial owner if such beneficial owner were Lender; or

                           (4) in the case of a Non-Exempt Lender that (i) is
                  not organized under the laws of the United States, any State thereof, or the District of Columbia and (ii) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN
                  claiming a zero rate of withholding (or any successor forms thereto) and a Section 3.10 Certificate; or

                           (5) in the case of a Non-Exempt Lender that (A) is
                  treated as a partnership or other non-corporate entity, or is disregarded for U.S. federal income tax purposes and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, a (x) a complete and executed Internal Revenue Service Form W-8IMY (including all required documents and attachments) (or any successor form thereto) and (y)(i) a Section 3.10 Certificate, and (ii)
                  without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (1), (2), (3), (4) or this clause (5) with respect to each such

                                      -30-

                  beneficial owner if such beneficial owner were the Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual
                  Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the
                  requirements of this clause (5) are otherwise determined to be unnecessary, all such determinations under this clause (5) to be made in the sole discretion of Borrower.

                  If the forms referred to above in this Section 3.10(f) that are provided by a Lender at the time such Lender first becomes a party to this
Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than
"Non-Excluded Taxes" ("Excluded Taxes") and shall not qualify as Non-Excluded
Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date of the assignment and acceptance pursuant to which a Lender assignee becomes a party to this Agreement, Lender assignor was entitled to indemnification or increased amounts under this Section 3.10, then the Lender assignee shall be entitled to indemnification or increased amounts to the extent
(and only to the extent) that the Lender assignor was entitled to such indemnification or increased amounts for Non-Excluded Taxes, and the Lender assignee shall be entitled to additional indemnification or increased amounts for any other or additional Non-Excluded Taxes. Any additional Taxes in respect of a Lender that result solely and directly from a change in the Applicable
Lending Office of such Lender shall be treated as Excluded Taxes (and shall not qualify as Non-Excluded Taxes) (A) except for any additional Non-Excluded Taxes imposed as a result of a change in the applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date of such change or (B) unless such change is made at the request of the Borrower for the Lender to change its Applicable Lending Office.

                  (g) For any period with respect to which any Lender has failed to provide Borrower with the appropriate form, certificate or other document described in subsection (f) of this Section 3.10 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided (ii) if such form, certificate or other document otherwise is not required under subsection (f) of this Section 3.10 or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for such Lender to deliver such form, certificate or other document), such Lender shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this
Section 3.10 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Non-Excluded
Taxes.

                  (h) The agreements in this Section shall survive the
termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to enter into this Agreement and to make the Term Loans, the Borrower hereby represents and warrants to the Lender that:

                  4.1 Financial Condition.

                  (a) The consolidated balance sheet of Pinnacle and its
consolidated Subsidiaries as at December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal

                                      -31-

period ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to the Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of
Pinnacle and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal period then ended. The unaudited consolidated balance sheet of Pinnacle and its consolidated Subsidiaries as at the end of each calendar month from and after
January 1, 2003 until the date hereof, and the related consolidated statements of income and of cash flows for the calendar month ended on such dates, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lender, are complete and correct in all material respects and present fairly the consolidated condition of Pinnacle and its consolidated
Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the calendar month then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except for, in the case of any unaudited financial statements, the absence of footnotes and year-end adjustments) applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Pinnacle nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee
Obligation other than the "Guaranty" referred to in the Pinnacle Towers Credit
Agreement, Contingent Liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto, subject to normal year-end adjustments. During the period from December 31, 2002 to and including the date hereof there has been no sale, transfer or other disposition by Pinnacle, the Borrower or any of their respective consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property
(including any Capital Stock of any other Person), other than Acquisitions made pursuant to the terms hereof, material in relation to the consolidated financial condition of Pinnacle and its consolidated Subsidiaries at December 31, 2002.

                  (b) The unaudited opening balance sheet of the Borrower and its consolidated Subsidiaries as of October 29, 2003, certified by a
Responsible Officer of the Borrower, copies of which have heretofore been furnished to the Lender and the pro forma opening balance sheet of the Borrower and its consolidated Subsidiaries as at October 29, 2003, certified by a
Responsible Officer of the Borrower (the "Pro Forma Balance Sheet"), a copy of which has been provided to the Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, adjusted to give effect
(as if such events had occurred on such date) to (i) the making of the Term
Loans, (ii) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents and (iii) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly, on a pro forma basis, the consolidated financial position of the Borrower and its consolidated Subsidiaries, respectively, as at
October 29, 2003, assuming that the events specified in the preceding sentence had actually occurred on such date.

                  4.2 No Change. Since December 31, 2002, there has been no
development or event which has had or is reasonably expected to have a Material
Adverse Effect.

                  4.3 Existence; Compliance with Law. Each of Pinnacle, the
Borrower and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance

                                      -32-

with all Requirements of Law, except to the extent that the failure to comply with any of the foregoing is not, in the aggregate, reasonably expected to have a Material Adverse Effect.

                  4.4 Power; Authorization; Enforceable Obligations. The
Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Term Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or the Equity Investors is a party other than consents required under the Equity Investor's Agreement and the Pinnacle Certificate of
Incorporation and filings necessary to perfect the Liens granted pursuant to the
Security Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the
Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or
Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of
Law or Contractual Obligation (other than Liens created by the Security
Documents in favor of the Lender).

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against Pinnacle or any of its Subsidiaries, the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan
Documents or any of the transactions contemplated hereby or thereby, or (b)
which is reasonably expected to have a Material Adverse Effect or with respect to any Owned Property or Leased Property, is reasonably expected to have an
Individual Property Material Adverse Effect.

                  4.7 No Default. Neither Pinnacle, the Borrower nor any of
their respective Subsidiaries is in default under or with respect to any of its
Contractual Obligations in any respect which is reasonably expected to have a
Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its
Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, or a valid long-term easement on, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.2.

                  4.9 Intellectual Property. Each of Pinnacle, the Borrower and
their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those of which the failure to so own or license are not reasonably expected to have a Material
Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or

                                      -33-

questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by
Pinnacle, the Borrower and their respective Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

                  4.10 No Burdensome Restrictions. No Requirement of Law or
Contractual Obligation of Pinnacle, the Borrower or any of its
respective Subsidiaries has had or is reasonably
expected to have a Material Adverse Effect.

                  4.11 Taxes.

                  (a) Pinnacle, the Borrower and their respective Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

                  (b) There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable and except as permitted by Section 7.2(a);
provided that, with respect to previously purchased Property, to the knowledge of the Borrower, there are no Liens for Taxes, except for statutory Liens for
Taxes not yet due and payable and except as permitted by Section 7.2(a).

                  4.12 Federal Regulations. No part of the proceeds of any Term
Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section
302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single
Employer Plan, and each Plan (other than a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither Pinnacle, the Borrower nor any Commonly Controlled Entity has
had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Borrower, neither Pinnacle or the Borrower would become subject to any material liability under ERISA if Pinnacle, the Borrower or any Commonly
Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower, no such Multiemployer
Plan is in Reorganization or Insolvent. Except to the extent that any such excess could not have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of Pinnacle, the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of Pinnacle or the Borrower does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                                      -34-

                  4.14 Investment Company Act; Other Regulations. The Borrower
is not an "investment company" within the meaning of the Investment Company Act of 1940 (as amended, the "Investment Company Act"), is not "controlled" by an
"investment company" within the meaning of the Investment Company Act that is not registered thereunder, and is not required to register under the Investment
Company Act. The Borrower is not subject to regulation under any Federal or
State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. Schedule 4.15 sets forth the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital
Stock held by such holders.

                  4.16 Security Documents.

                  (a) The provisions of each Security Document are effective to create in favor of the Lender a legal, valid and enforceable security interest in all right, title and interest of the Loan Party thereto in the "Collateral"
described therein.

                  (b) (i) When proper financing statements have been filed in the offices in the jurisdictions listed in Schedule 4.16, the security interest created by the Security Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower in the "Collateral" described therein, which can be perfected by such filing.

                    (ii) When certificates representing the Pledged Stock (as
               defined in the Pledge Agreement) are delivered to the Lender, together with stock powers endorsed in blank by a duly authorized officer of the pledgors thereof, the security interest created by the Pledge Agreement shall constitute a fully perfected first
               Lien on, and security interest in, all right, title and interest of the pledgors parties thereto in the "Collateral" described therein.

                    (iii) Each Mortgage, when properly recorded in the
               appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection
               therewith, will create (i) a valid, first priority, perfected lien on the real property described therein (as to any such
               Mortgage, a "Mortgaged Property"), subject only to Liens
               permitted with respect thereto under Section 7.2 and (ii)
               perfected security interests in and to, and perfected collateral assignments of, all personalty (including leases) described therein, all in accordance with the terms thereof, in each case subject only to Liens permitted with respect thereto under
               Section 7.2. There are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting any Mortgaged Property which are or may be liens prior to, or equal to, the lien of the applicable Mortgage, in each case subject only to such Liens permitted with respect thereto under Section 7.2, which have been adequately bonded and for which adequate reserves have been provided. None of the Liens permitted with respect thereto under Section 7.2, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by any Mortgage and this
               Agreement, materially and adversely affect the value of the applicable Mortgaged Property, materially impair the use or operations of the applicable Mortgaged Property or impair
               Borrower's ability to pay its obligations in a timely manner.

                                      -35-

                  (c) Neither the Borrower nor any Subsidiary owns any property, or has any interest in any property, that is not subject to a fully perfected first priority Lien on, or security interest in, such property in favor of the
Lender, except as permitted under the proviso to Section 6.10(a), subject only to Liens permitted under Section 7.2 which have been adequately bonded and for which adequate reserves have been provided.

                  4.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Loan Parties and/or Pinnacle to the Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan
Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Loan Parties and/or Pinnacle to the Lender in connection with this
Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or
(in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified, it being understood that there is no assurance that any projections will be obtained. There is no fact known to a
Responsible Officer of the Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

                  4.18 Labor Relations. Neither Pinnacle, the Borrower nor any
of its respective Subsidiaries is engaged in any unfair labor practice which is reasonably expected to have a Material Adverse Effect. There is (a) no unfair labor practice compliant pending or, to the best knowledge of the Borrower, threatened against Pinnacle, the Borrower or any of their respective
Subsidiaries before the National Labor Relations Board which is reasonably expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against Pinnacle, the Borrower or any of their respective Subsidiaries; and (c) no union representation question existing with respect to the employees of Pinnacle, the
Borrower or any of their respective Subsidiaries and no union organizing activities are taking place with respect to any thereof. The Borrower and its
Subsidiaries have no employees. 4.19 Insurance. Each of Pinnacle and, as of the time of the first Acquisition, the Borrower and each of its Subsidiaries has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule

                  4.19, which insurance meets the requirements of Section 6.5 hereof with respect to the Borrower and the requirements of Section 6.07 of the
Pinnacle Towers Credit Agreement with respect to Pinnacle. No Person, including the Borrower, has done, by act or omission, anything which would impair the coverage of such policies.

                  4.20 Reserved.

                  4.21 Purpose of Term Loans. The proceeds of the Term Loans shall be used by the Borrower solely to (a) finance the Cash Purchase Price of
Acquisitions, (b) finance Non-Maintenance Capital Expenditures, (c) fund the payment of interest under the Term Loan Facility, and (d) fund (i) the payment of the first installment and, to the extent of the Fee Service Capacity, the second installment of the fee payable pursuant to Section 2.3(a) and (ii) with respect to the Term Loan provided on the Closing Date only, up to $700,000 for working capital purposes (the borrowing under clauses (i) and (ii) being referred to as the "Bridge Term Loan").

                                      -36-

                  4.22 Environmental Matters.

                  (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries
(the "Properties") that are not otherwise subject to an Environmental Indemnity
Agreement do not contain, and have not previously contained, any Materials of
Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except for any such violation or liability, together with any other such violations or liabilities, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties (in each case, that are otherwise not subject to an Environmental Indemnity Agreement) are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to such Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of such Properties or materially impair the fair saleable value thereof except for such non-compliance, contamination or violations, together with any other such non-compliance, contamination or violations, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries has
received, any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with
Environmental Laws with regard to any of the Properties (other than any
Properties that are subject to an Environmental Indemnity Agreement) or the
Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except for any such violation, alleged violation, non-compliance, liability or potential liability, together with all other such violations, alleged violations, non-compliance, liabilities or potential liabilities, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual
Property Material Adverse Effect.

                  (d) To the best knowledge of the Borrower, Materials of
Environmental Concern have not been transported or disposed of from the
Properties (other than any Properties that are subject to an Environmental
Indemnity Agreement) in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental
Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any such Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except, for such transportation, disposal, generation, treatment or storage, together with all such other transportations, disposals, generations, treatments or storage, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an
Individual Property Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any
Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties (other than any Properties subject to an Environmental Indemnity Agreement) or the Business except for any such action, decree, order, other administrative or judicial requirement, together with all such other actions, decrees, orders, other administrative or judicial requirements, which would not

                                      -37-

reasonably be expected to have a Material Adverse Effect or, with respect to any
Property, an Individual Property Material Adverse Effect.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties (other than those that are subject to an Environmental Indemnity
Agreement), or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with such Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except for any such release, together with all such other releases, which would not reasonably be expected to have a Material Adverse Effect or, with respect to any Property, an Individual Property Material Adverse Effect.

                  (g) To the best knowledge of the Borrower, Pinnacle and its
Subsidiaries conduct in the ordinary course of business a review of the claims alleging potential liability or responsibility for violation of any
Environmental Law on their respective businesses, operations and properties and the Environmental Laws related thereto, and as a result thereof Pinnacle has reasonably concluded that, except as specifically disclosed in Schedule 4.22, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.23 Foreign Person. The Borrower is not a "foreign person"
within the meaning of Section 1445(f)(3) of the Code.

                  4.24 Licenses. Except for potential non-compliance with FAA or
FCC requirements due to alleged substandard lighting and/or painting, and those exceptions listed on Schedule 4.24 attached hereto, (i) all Licenses material to the business of Pinnacle, the Borrower or any of their respective Subsidiaries have been duly authorized and obtained, and are in full force and effect, (ii)
Pinnacle, the Borrower and their Subsidiaries are in compliance with all provisions of all such Licenses except to the extent that failure to comply with the foregoing is not reasonably expected to cause a Material Adverse Effect. On the Closing Date, no such material License is the subject of any pending or, to the best knowledge of Pinnacle, the Borrower or their Subsidiaries, threatened challenge or revocation, which such event could have a Material Adverse Effect.
Pinnacle, the Borrower and their Subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with the FCC, the FAA or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof (other than any enforcement of remedies by the Lender), in accordance with their respective terms, including any borrowings hereunder.

                  4.25 Real Estate Investment Trust. Neither the Borrower nor
Pinnacle has engaged in any material "prohibited transactions" as defined in
Section 857(b)(6)(B)(iii) and (C) of the Code. Each of Pinnacle and the Borrower
for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United
States Internal Revenue Service for such year.

                  4.26 Properties.

                  (a) Each Owned Property or Leased Property and the use thereof comply in all material respects with all applicable Requirements of Law, including, without limitation, building and zoning ordinances and codes and
Prescribed Laws, except to the extent that the failure to so comply is not reasonably expected to have an Individual Property Material Adverse Effect. The
Borrower has not

                                      -38-

committed any act which may give any Governmental Authority the right to cause the Borrower to forfeit any Mortgaged Property or any part thereof or any monies paid in performance of the Borrower's obligations under any of the Loan
Documents.

                  (b) To the best knowledge of the Borrower, with respect to matters pending prior to the date of acquisition of any Mortgaged Property, no
Condemnation or other proceeding has been commenced or, to the Borrower's actual knowledge, is contemplated with respect to all or any portion of any Owned
Property or Leased Property or for the relocation of roadways providing access to such Owned Property or Leased Property, except any such Condemnation proceeding which is not reasonably expected to have an Individual Property
Material Adverse Effect.

                  (c) Each Owned Property is comprised of one (1) or more
parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Mortgaged Property.

                  (d) To the best knowledge of the Borrower, there are no
pending or, to the actual knowledge of the Borrower, proposed special or other assessments to be paid by the Borrower for public improvements or otherwise affecting any Owned Property or, to the extent applicable, Leased Property, nor to the actual knowledge of the Borrower, are there any contemplated improvements to such Owned Property or Leased Property that may result in such special or other assessments.

                  (e) Each Mortgage creates a valid assignment of, or a valid security interest in, certain rights under the leases on the applicable
Mortgaged Property, subject only to a license granted to the Borrower or any
Subsidiary of the Borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate such
Mortgaged Property. No Person other than the Lender has any interest in or assignment of such leases or any portion of the rents due and payable or to become due and payable thereunder other than rent-sharing agreements with lessors that may arise from time to time.

                  (f) All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of each Owned Property or Leased Property in the manner in which such Owned Property or Leased Property is currently being used, occupied and operated have been obtained and are in full force and effect, except to the extent that a failure to comply with this Section 4.26(f) could not reasonably be expected to have an Individual Property Material Adverse
Effect with respect to such Owned Property or Leased Property or a Material
Adverse Effect.

                  (g) All of the improvements which were included in determining the insured value of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and no easements or other encumbrances affecting such Mortgaged Property encroach upon any of the improvements, except those which are insured against by title insurance in favor of the Lender or except to the extent that the failure to comply with this
Section 4.26(g) could not reasonably be expected to have an Individual Property
Material Adverse Effect with respect to such Mortgaged Property or a Material
Adverse Effect.

                  (h) All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable
Requirements of Law in connection with the transfer of each Owned Property or, to the extent applicable, Leased Property to the Borrower or its Subsidiaries
have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Requirements of Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan

                                      -39-

Documents, including, without limitation, the Mortgages, have been paid or are being paid therewith. All taxes and governmental assessments due and owing in respect of each Owned Property or, to the extent applicable, Leased Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgages.

                  (i) All public utilities necessary to the continued use and enjoyment of each Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting such Mortgaged Property or are the subject of access or utilities easements of record for the benefit of such Mortgaged
Property and insured under the title insurance policy in favor of the Lender for such Mortgaged Property except to the extent the failure to be subject to such easements or to be so insured would not reasonably be expected to have a
Material Adverse Effect. All paved or unpaved roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such
Mortgaged Property.

                  4.27 Ground Leases. Borrower hereby represents and warrants to
Lender the following with respect to each Ground Lease:

                  (a) A memorandum of such Ground Lease has been duly recorded.
Each such Ground Lease permits the interest of the Borrower or its Subsidiary, as the case may be, to be encumbered by a mortgage. There have not been any material amendments or modifications to the terms of any such Ground Lease that has been mortgaged pursuant to Section 6.10 since its recordation, with the exception of written instruments which have been recorded or disclosed to the
Lender. Each such Ground Lease shall provide that, without the prior written consent of Lender, it may not be canceled, terminated or surrendered, provided, however, such Ground Lease may also provide that if Lender has received notice of a default under the Ground Lease (as provided in Section 4.27(e) hereof) and such default remains uncured after the expiration of the applicable cure periods, then the lessor under the Ground Lease may take appropriate steps or exercise applicable remedies to terminate the Ground Lease. Each such Ground
Lease shall also provide that it may not be amended or modified, without the prior written consent of Lender; provided, however, Lender's consent shall not be required to the extent such amendment or modification would not (A) adversely affect the protections afforded to Lender under the Ground Lease or Lender's security interest in Borrower's or Subsidiary's leasehold interest under such
Ground Lease or (B) materially increase the burden of the Borrower or such
Subsidiary under such Ground Lease.

                  (b) Except for Liens with respect thereto permitted under
Section 7.2 arising after the Closing Date and Liens permitted under Section
7.2(d) and Liens for taxes, assessments, governmental charges, levies or claims not yet due arising prior to the Closing Date, the interest of the Borrower or any Subsidiary of the Borrower, as the case may be, in each Ground Lease that has been mortgaged pursuant to Section 6.10 is not subject to any Liens or encumbrances superior to, or of equal priority with, the related Mortgage other than the ground lessor's related fee simple interest; provided, that in the event that any such fee simple mortgages were recorded prior to the Acquisition of any Ground Lease (or if executed by the Borrower or any of its Subsidiaries, the execution of such Ground Lease) or thereafter to the extent the Borrower or any of its Subsidiaries becomes aware of such recording, Borrower or such
Subsidiary of the Borrower has obtained a non-disturbance agreement which provides that in the event of foreclosure of such mortgage, the mortgagee thereunder shall not disturb the right of possession of Borrower or any of its
Subsidiaries under the subject Ground Lease, unless (i) such Ground Lease by its express terms clearly provides that the leasehold interest under such Ground
Lease is superior to the lien and provisions of any mortgage then existing or thereafter created on the fee simple interest encumbered by such Ground Lease,
(ii) the Borrower or any of its Subsidiaries shall have obtained title insurance that is adequate in the reasonable judgment of the Lender to ensure that such
Ground Lease is superior to any

                                      -40-

such mortgages, or (iii) such Ground Lease is not by its express terms superior to the lien and provisions of any mortgage then existing or thereafter created on the fee simple interest encumbered by such Ground Lease, but expressly requires that as a condition to the subordination of such Ground Lease to any such lien and mortgage, the mortgagee of such mortgage execute and deliver a nondisturbance agreement which contains an agreement by such mortgagee that upon foreclosure of any interest in the property of such Ground Lease, the lessee shall have the right to continue to use the leased premises in accordance with the terms of such Ground Lease and not be disturbed in its possession of the leased premises so long as lessee is not in default past any applicable notice and cure periods.

                  (c) The interest of the Borrower or any Subsidiary of the
Borrower, as the case may be, in each Ground Lease is assignable to the Lender upon notice to, but without the consent of, the ground lessor thereof (or, if any such consent is required, such consent has been obtained). Each Ground Lease is further assignable by Lender, its successors and assigns without the consent of the ground lessor.

                  (d) Each Ground Lease is in full force and effect and no
default exists under such Ground Lease and, to the actual knowledge of the
Borrower, there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of such Ground
Lease.

                  (e) Each Ground Lease requires the ground lessor thereof to give notice of any default by the Borrower or any Subsidiary of the Borrower, as
the case may be, to Lender. Each Ground Lease, or estoppel letters received by
Lender from the ground lessor thereof, further provides that notice of termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the
Ground Lease.

                  (f) The Lender is permitted the reasonable opportunity to cure any default under any Ground Lease, which is curable after the receipt of notice of any of the default before the ground lessor thereunder may terminate such
Ground Lease.

                  (g) Each Ground Lease created and entered into by the Borrower or its Subsidiaries after the date hereof requires the ground lessor thereof to enter into a new lease with the Lender upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding.

                  (h) No Ground Lease imposes any restrictions on subleasing except to the extent that such restrictions are not reasonably expected to have an Individual Property Material Adverse Effect.

                  4.28 No Synthetic Leases. Neither Pinnacle, the Borrower nor
their respective Subsidiaries is a party to any Synthetic Lease.

                  SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Term Loans. The agreement of the
Lender to make the initial Term Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such
Term Loan on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Lender shall have received:

                    (i) this Agreement, executed and delivered by a duly
               authorized officer of the Borrower,

                                      -41-

                    (ii) for the account of the Lender, a Term Note of the
               Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

                    (iii) the Investor Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto,

                    (iv) the Borrower/Subsidiary Pledge Agreement, executed and delivered by a duly authorized officer of the Borrower,

                    (v) the Security Agreement, executed and delivered by a duly authorized officer of each party thereto,

                    (vi) the Limited Guarantee, executed and delivered by a duly authorized officer of each party thereto, and

                    (vii) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of Pinnacle Towers Acquisition LLC.

                  (b) Related Agreements. The Lender shall have received true and correct copies, certified as to authenticity by Pinnacle, of the Pinnacle
Towers Credit Agreement, and the related transaction documents, and the Equity
Investors Agreement and such other documents or instruments as may be reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower,
Pinnacle or its or their Subsidiaries may be a party.

                  (c) Secretary's Certificates. The Lender shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Lender, executed by the President or any Vice
President or any Responsible Officer and the Secretary or any Assistant
Secretary of such Loan Party.

                  (d) Borrowing Base Certificate. The Lender shall have received a Borrowing Base Certificate showing the Borrowing Base as of the Closing Date, with appropriate insertions and dated the Closing Date, satisfactory in form and substance to the Lender, executed by the President or any Vice President or any
Responsible Officer of the Borrower.

                  (e) Corporate Proceedings of the Loan Parties. The Lender
shall have received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant
Secretary of such Loan Party as of the Closing Date, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 5.1(c), shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (f) Incumbency Certificates. The Lender shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the Responsible Officers or other officers of such Loan Party executing any Loan Document, which certificate shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 5.1(c), shall be satisfactory in form and substance to the Lender, and shall be executed by the President, any Vice President or any Responsible Officer and the
Secretary or any Assistant Secretary of such Loan Party.

                                      -42-

                  (g) Corporate Documents. The Lender shall have received true and complete copies of the certificate of incorporation and by-laws of each Loan
Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, which certification shall be included in the certificate delivered in respect of such
Loan Party pursuant to Section 5.1(c) and shall be in form and substance satisfactory to the Lender.

                  (h) Good Standing Certificates. The Lender shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not have a Material Adverse Effect.

                  (i) Equity Investors Agreement and Pinnacle Certificate of
Incorporation. The Equity Investors Agreement and the Pinnacle Certificate of
Incorporation shall have been duly amended, or the terms thereof waived, as the case may be, on terms and conditions satisfactory to the Lender.

                  (j) Consents, Licenses and Approvals. The Lender shall have received a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 4.4 and Section 5.1(i), and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Lender.

                  (k) Fees. The Lender shall have received the fees to be
received on the Closing Date referred to in Section 2.3.

                  (l) Legal Opinions. The Lender shall have received the
following executed legal opinions:

                    (i) the executed legal opinion of Skadden, Arps, Slate,
               Meagher & Flom LLP, counsel to the Borrower, Fortress Pinnacle
               Acquisition LLC and FRIT Pinn LLC, substantially in the form of
               Exhibit F-1;

                    (ii) the executed legal opinion of Davis Polk & Wardwell,
               U.S. counsel to Greenhill Capital Partners, L.P., Greenhill
               Capital, L.P., Greenhill Capital Partners (Executives), L.P. and
               Greenhill Capital Partners (Cayman), L.P., substantially in the form of Exhibit F-2;

                    (iii) the executed legal opinion of Maples and Calder,
               Cayman Islands counsel to Greenhill Capital (Cayman), L.P., substantially in the form of Exhibit F-3.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require.

                  (m) Pledged Stock; Stock Powers; Pledged Interests; Pledged
Notes; Pledged Chattel Paper. The Lender shall have received:

                    (i) the certificates representing the shares or other equity interests pledged pursuant to the Investor Pledge Agreement and the Borrower/Subsidiary Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;

                                      -43-

                    (ii) all promissory notes and other instruments pledged
               pursuant to the Pledge Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof; and

                    (iii) the original counterpart of all chattel paper pledged pursuant to the Security Agreement, duly endorsed in a manner satisfactory to the Lender and containing a legend, if required by the Lender, that it is the original counterpart of such chattel paper.

                  The Borrower shall have delivered an acknowledgement of and consent to the Investor Pledge Agreement, executed by a duly authorized officer of the Borrower, in substantially the form appended to the Investor Pledge
Agreement. The Lender shall have received an acknowledgement of and consent to the Borrower/Subsidiary Pledge Agreement, executed by a duly authorized officer of each "Issuer" (as defined therein) thereunder, in substantially the form appended to the Borrower/Subsidiary Pledge Agreement.

                  (n) Actions to Perfect Liens. The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents shall have been completed or duly provided for.

                  (o) Lien Searches. The Lender shall have received the results of a recent search by a Person satisfactory to the Lender, of the Uniform
Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Lender.

                  (p) Insurance. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.5 hereof, Section 5(m) of the Security Agreement and Section 2.1(e) of the
Mortgages shall have been satisfied.

                  (q) Consolidated EBITDA and Consolidated Indebtedness. The
Lender shall have received evidence satisfactory to them that (i) the
Consolidated EBITDA of Pinnacle and its Subsidiaries for the most recently ended period of twelve consecutive months was not less than $80,000,000, and (ii) the
Consolidated Indebtedness of Pinnacle and its Subsidiaries as of the Closing
Date is not in excess of $262,000,000.

                  (r) Officer's Certificate. The Lender shall have received a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit H hereto, as to matters set forth in Section 5.2(a) and (b).

                  (s) Manager. The Lender shall have received evidence
satisfactory to the Lender that Pinnacle Towers Inc. has been retained by the
Borrower and serves as manager for the Borrower pursuant to a management agreement substantially in the form of Exhibit P hereto. Jonathan Ashley shall have been appointed as the president, vice president or chief executive officer of the Borrower.

                  5.2 Conditions to Each Term Loan. The agreement of the Lender to make any Term Loan requested to be made by it on any date (including, without limitation, its initial Term Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the
representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except (i) to the

                                      -44-

extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (ii) any such representation and warranty which would be untrue as a result of any event, circumstances occurrence or condition constituting a Permitted Exception, unless such event, circumstances, occurrence or condition would reasonably be expected to have a
Material Adverse Effect).

                  (b) No Default. No Default or Event of Default shall have
occurred and be continuing on such date or after giving effect to the Term Loans requested to be made on such date.

                  (c) Borrowing Base. The Lender shall have timely received a
Borrowing Base Certificate showing that the aggregate outstanding principal amount of Term Loans, after giving effect to the Term Loans requested on such date, does not exceed the Borrowing Base at such time.

                  (d) Tower Acquisitions. In the case of a Term Loan made to finance an Acquisition, the Lender shall have received the following subject to
Permitted Exceptions; provided that (A) the items referenced in this Section
5.2(d) (other than in clauses (i) and (iii)) shall only be required to be provided with respect to any Leased Property acquired in such Acquisition on or before the day that is 30 days following the date such Leased Property is required to be mortgaged pursuant to Section 6.10, rather than on or prior to such date and solely to the extent that the same would be required pursuant to the proviso to Section 6.10(a) hereof:

                    (i) A Phase I or Phase II environment assessment report, if any database search environmental report delivered by the
               Borrower to the Lender pursuant to Section 2.2(b)(iv) reveals any condition that in the Lender's reasonable judgment warrants such a report;

                    (ii) a Mortgage with respect to each Tower and the
               associated real property acquired in such Acquisition, each executed and delivered by a duly authorized officer of the
               Borrower or, if such Acquisition is by a Subsidiary of the
               Borrower, such Subsidiary;

                    (iii) an Environmental Indemnity Agreement with respect to each Tower and the associated real property acquired in such
               Acquisition, each executed and delivered by a duly authorized officer of the Borrower or, if such Acquisition is by a
               Subsidiary of the Borrower, such Subsidiary;

                    (iv) an ALTA mortgagee title insurance policy in form and
               substance acceptable to the Lender issued with respect to each
               Mortgaged Property acquired in such Acquisition and insuring the
               Lien of the related Mortgage (or a marked, signed and redated commitment to issue such a title insurance policy) encumbering the Mortgaged Property acquired in such Acquisition, issued by title company acceptable to the Lender, and dated as of the date of the Acquisition. Such title insurance policy shall (1) provide coverage in the amount of the Acquisition Price of the Mortgaged
               Property, in an amount equal to one hundred percent (100%) of such value, or such other value as may be required by the Lender,
               (2) insure the Lender that the relevant Mortgage creates a valid first lien on the Mortgaged Property encumbered thereby, free and clear of all exceptions from coverage other than Liens permitted with respect thereto pursuant to Section 7.2 and standard
               exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain the endorsements and
               affirmative coverages set forth in Exhibit O to the extent available in the applicable jurisdiction and (4) name the Lender and its successors and assigns as the insured. The Lender shall also have received copies of the closing statements for such
               Acquisition showing that all premiums in respect of such
               endorsements and title insurance policies shall have been paid as of the closing of such Acquisition;

                                      -45-

                    (v) a current survey for each Mortgaged Property acquired in such Acquisition, certified to the title company and the Lender and their successors and assigns, prepared by a professional land surveyor licensed in the state in which the Mortgaged Property is located and reasonably acceptable to the Lender; provided, however, that this condition shall be satisfied by delivery to the Lender of an existing survey for such Mortgaged Property if the general survey exception in the title insurance policy for such Mortgaged Property is deleted for matters arising since the date of such survey. Such survey shall reflect the same legal description contained in the title insurance policy relating to such Mortgaged Property and shall include, among other things, a legal description of the real property comprising part of such
               Mortgaged Property. Each new survey shall certify whether the surveyed property is located in a flood hazard area;

                    (vi) valid certificates of insurance indicating that the
               requirements for the policies required for a Mortgaged Property hereunder and under the other Loan Documents have been satisfied with respect to each Mortgaged Property acquired in such
               Acquisition and evidence of the payment of all premiums payable for the existing policy period by including such premium on the closing statement for such Mortgaged Property;

                    (vii) an opinion of counsel to the Borrower or, if such
               Acquisition is by a Subsidiary of the Borrower, such Subsidiary substantially in the form of Exhibit Q hereto, from counsel admitted to practice under the laws of the state in which the applicable Mortgaged Property is located;

                    (viii) title insurance or other evidence satisfactory to the
               Lender that there shall be no delinquent real estate and personal property taxes, assessments, water rates or sewer rents, levied or assessed or imposed against any Mortgaged Property acquired in such Acquisition, or part thereof, or any interest and penalties thereon;

                    (ix) payment or reimbursement to the Lender of all
               reasonable costs and expenses incurred by the Lender (including, without limitation, reasonable attorneys fees and disbursements)
               in connection with such Mortgages, and all recording charges, filing fees, taxes or other expenses (including, without
               limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith;

                    (x) copies of all leases and any Ground Leases affecting any
               Mortgaged Property acquired in such Acquisition, certified, to the knowledge of the Borrower as being true and correct;

                    (xi) title insurance or other evidence satisfactory to the
               Lender that each Mortgaged Property that is an Owned Property acquired in such Acquisition constitutes a separate tax lot;

                    (xii) a copy of each engineering report obtained by the
               Borrower or its Subsidiaries with respect to any Mortgaged
               Property acquired in such Acquisition;

                    (xiii) evidence, reasonably satisfactory in form and
               substance to the Lender, that each Mortgaged Property acquired in such Acquisition and its use comply in all material respects with all applicable material Requirements of Law (including, without limitation, zoning, subdivision and building laws and
               regulations);

                    (xiv) copies of all recorded contracts and agreements, all unrecorded contracts and agreements of which the Borrower has knowledge and all rent rolls, in each case, relating to the

                                      -46-

               leasing and operation of each Mortgaged Property acquired in such
               Acquisition and all amendments thereto;

                  (xv) such other and further approvals, opinions, documents and information in connection with such Mortgaged Properties acquired in such
Acquisition and the granting of mortgage liens thereon in favor of the Lender as the Lender may reasonably request;

and each of the same shall be reasonably satisfactory to the Lender.

                  (e) Minimum Tower Cash Flow. With respect to any Term Loan requested to finance an Acquisition requested after $10 million of Term Loans has been borrowed hereunder (after giving effect to such requested Term Loan), evidence that the annualized Tower Cash Flow of the Towers to be acquired in such Acquisition equals or exceeds 5% of the amount of Term Loan so requested, before and after giving effect of the characterization of any Towers scheduled on an Exception Certificate related to such requested Term Loan as Excluded
Properties.

                  (f) Recovery Event Proceeds. With respect to any Term Loan requested to finance an Acquisition or Non-Maintenance Capital Expenditures,
evidence reasonably satisfactory to the Lender that all Net Cash Proceeds received by the Borrower or its Subsidiaries and retained by the Borrower for reinvestment pursuant to Section 3.4(c) on or prior to such request has been reinvested in accordance therewith.

                  (g) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received each of the items required to be delivered by the Borrower pursuant to Sections 2.2(b) and (c) in connection with such borrowing and such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 5.2 have been satisfied.

                  SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Term
Loan Commitments remain in effect or any amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its
Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Lender:

                  (a) as soon as practical, but in any event within 95 days
after the end of each fiscal 6-month period of the Borrower commencing with the period ending on June 30, 2004, a copy of the consolidated balance sheet of the
Borrower and its consolidated Subsidiaries as at the end of such period and the related consolidated statements of income and retained earnings and of cash flows for such period, setting forth in each case in comparative form the figures for the previous period, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                                      -47-

                  (b) as soon as practical, but in any event within 95 days
after the end of each fiscal year of Pinnacle, a copy of the consolidated balance sheet of Pinnacle and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                  (c) as soon as practical, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the equivalent figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (d) as soon as practical, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of Pinnacle, the unaudited consolidated balance sheet of Pinnacle and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form equivalent the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (e) as soon as practical, but in any event not later than 15
Business days after the end of each calendar month, the unaudited consolidated balance sheet of Pinnacle and its consolidated Subsidiaries and of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of Pinnacle and its consolidated Subsidiaries and of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of
Pinnacle or the Borrower as applicable as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP
(except for, in the case of any unaudited financial statements, the absence of footnotes and normal year-end adjustments) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to the Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any
Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), (b), (c), (d) and (e), a certificate of a
Responsible Officer of the Borrower (i) stating that, to the best of such
Officer's knowledge, the Borrower during such period has observed or performed all of its

                                      -48-

covenants and other agreements, and satisfied every condition, contained in this
Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of
Default except as specified in such certificate and (ii) showing in detail the calculations supporting such Officer's certification of the Borrower's compliance with the requirements of Section 3.4 and 7.7;

                  (c) within 15 Business Days following the end of each calendar month, (i) a Borrowing Base Certificate showing the Borrowing Base as of the last day of such calendar month, (ii) a report showing any changes to the report required to be delivered by the Borrower pursuant to Section 2.2(b)(iii)(B)
(other than with respect to the information required pursuant to Section
2.2(b)(iii)(B)(1)(d)), and within one Business Day after a Refinancing Event, a
Borrowing Base Certificate showing the Borrowing Base as of the last day of the most recent calendar month, in each case certified as complete and correct by a
Responsible Officer and (iii), a copy of the most recent rent roll for each
Tower owned, leased or managed by the Borrower or its Subsidiaries; or

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous
Governmental Authority;

                  (e) on or before December 15 of each calendar year, a budget setting forth in reasonable detail the anticipated costs and expenses directly related to the use, operation, improvement and maintenance of the Towers, which budget shall be reasonably satisfactory to the Lender; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise
satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence. Continue
to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.4; comply with all Contractual Obligations and
Requirements of Law except to the extent that failure to comply therewith is not, in the aggregate, reasonably expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition;
ordinary wear and tear excepted, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, commercial general liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Lender as lender loss payee, in the case of property insurance, and as an additional insured, in the case of liability insurance; and furnish to the Lender, upon written request, information in reasonable detail as to the insurance carried.

                                      -49-

                  (b) Obtain and maintain, or cause to be maintained, insurance for each Property providing at least the following coverages:

                    (i) comprehensive all risk insurance on the improvements and the personal property at each Property, including contingent liability from operation of building laws, demolition costs and increased cost of construction endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full
               Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Term Loans used to acquire such Property; (B) containing an agreed amount endorsement with respect to the improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no
               deductible in excess of $100,000 for all such insurance coverage;
               and (D) containing an "Ordinance or Law Coverage" or
               "Enforcement" endorsement if any of the improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) flood insurance with an aggregate limit of at least $2,500,000 per year, with no per occurrence limit providing for no deductible in excess of (i) for Property located in a federally designated
               "special flood hazard area," 5% of the insured value of such
               Property, subject to a minimum of $1,000,000, (ii) for
               occurrences with respect to named storms, 5% of the insured value of each Property affected, subject to a minimum of $100,000 per
               Property per occurrence and (iii) for other flood loss, 5% of the insured value of such Property subject to a minimum of $25,000 per occurrence and a maximum of $100,000, as each may be amended or such greater amount as Lender shall require; and (z)
               earthquake insurance in amounts and in form and substance
               satisfactory to Lender in the event the Mortgaged Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z)
               hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i),

                    (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mortgaged Property, such
               insurance (A) to be on the so-called "occurrence" form with a combined limit, excluding umbrella coverage, of not less than
               $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and
               operations; (2) products and completed operations on an "if any"
               basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in the Mortgage to the extent the same is available,

                    (iii) business income insurance (A) with loss payable to
               Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity
               endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the
               continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged
               Property is physically damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent
               (100%) of the projected annualized Tower Cash Flow plus
               continuing cost of direct Tower operations from the Property for a period from the date of loss to a date (assuming total
               destruction) which is twelve (12) months thereafter. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year

                                      -50-

               thereafter based on Borrower's reasonable estimate of the
               annualized Tower Cash Flow plus continuing cost of direct Tower operations. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Term Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations secured by the Loan
               Documents on the respective dates of payment provided for in the
               Term Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance,

                    (iv) at all times during which structural construction,
               repairs or alterations are being made with respect to the
               improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in
               subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3)
               including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions to the extent the Borrower perform construction, repairs or alterations to Towers,

                    (v) workers' compensation, subject to the statutory limits of the state in which the Mortgaged Property is located, and employer's liability insurance with a limit of at least
               $1,000,000 per accident and per disease per employee, and
               $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the
               Property or its operation (if applicable),

                    (vi) comprehensive boiler and machinery insurance, if
               applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above,

                    (vii) umbrella liability insurance in addition to primary
               coverage in an amount not less than $5,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below,

                    (viii) motor vehicle liability coverage for all owned and
               non-owned vehicles, including rented and leased vehicles
               containing minimum limits per occurrence, including umbrella coverage, of $1,000,000 if applicable,

                    (ix) insurance against employee dishonesty in an amount not less than one (1) month of gross revenue from the Mortgaged
               Property and with a deductible not greater than $10,000; and

                    (x) upon sixty (60) days' notice, such other reasonable
               insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located.

                  All insurance provided for in Section 6.5(b) shall be obtained under valid and enforceable policies (collectively, the "Policies" or, in the singular, the "Policy") and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the

                                      -51-

premiums then due thereunder (the "Insurance Premiums"), shall be delivered by
Borrower to Lender. Any blanket insurance Policy shall specifically allocate to the Mortgaged Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate
Policy insuring only the Mortgaged Property in compliance with the provisions of
Section 6.5(b). All Policies of insurance provided for or contemplated by
Section 6.5(b) shall be primary coverage and, except for the Policy referenced in Section 6.5(b)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or
Borrower to collect any proceeds under any of the Policies. All Policies of insurance provided for in Section 6.5(b), except for the Policies referenced in
Section 6.5(b)(v) and (b)(viii) shall contain clauses or endorsements to the effect that:

                    (1) no act or negligence of Borrower, or anyone acting for
               Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                    (2) the Policy shall not be canceled or non-renewed without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

                    (3) Lender shall not be liable for any Insurance Premiums
               thereon or subject to any assessments thereunder.

If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in any property owned, leased or managed by the Borrower or its Subsidiaries, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the applicable Mortgage (if such property is secured by a Mortgage) and shall bear interest at the rate specified in Section
3.1(c). In the event of foreclosure of a Mortgage or other transfer of title to a Mortgaged Property in extinguishment in whole or in part of the Term Loans, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the applicable Mortgaged Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the applicable property is located and having a claims paying ability rating of "AA"
or better by S&P and Fitch and an insurance financial strength rating of "Aa2"
by Moody's.

                  6.6 Inspection of Property; Books and Records; Discussions.
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records during business hours, upon advance notice and as often as may reasonably be desired, at the
Lender's expense (unless a Default shall have occurred and be continuing, in which case, at the Borrower's expense) and to discuss the business, operations, properties and financial

                                      -52-

and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual
Obligation of the Borrower or any of its Subsidiaries or, to the extent known by the Borrower, of Pinnacle or any of its Subsidiaries, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries or, the extent known by the Borrower, Pinnacle and its
Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, is reasonably expected to have a
Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) any litigation or proceeding affecting Pinnacle or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (e) of the acquisition by the Borrower or any of its
Subsidiaries of any property or interest in property (including, without limitation, real property) with a value greater than $100,000 that is not subject to a perfected Lien in favor of the Lender pursuant to the Security
Documents;

                  (f) of the occurrence of any transaction or occurrence
referred to in Sections 3.4(b) and (c) triggering a mandatory prepayment or of any transaction or occurrence referred to in Section 3.4(d) and (e);

                  (g) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any
Plan, a failure to make any required contribution to a Plan, the creation of any
Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination,
Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;
and

                  (h) any development or event which has had or is reasonably expected to have a Material Adverse Effect.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  6.8 Environmental Laws. Comply with, and shall use its
commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals,

                                      -53-

notifications, registrations or permits required by applicable Environmental
Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  6.9 Leases.

                  (a) Tenant Leases. The Borrower shall, and shall cause each of its Subsidiaries to, after the Closing Date, only enter into new Tenant Leases or become party to any Tenant Leases which are not Oral Tenant Leases. The
Borrower covenants that it will use its commercially reasonable efforts to ensure that each Tenant Lease (a) is not oral and is subject to written agreement, (b) does not prohibit or render unenforceable or void any Lien of the
Lender or any foreclosure and/or operation of the Tower on which such Tenant
Lease is located by the Lender, whether by contractual provision, operation of law, or otherwise, (c) does not have any provision preventing, hindering or prohibiting the Lender from directly receiving the rents, receivables or other revenues generated in respect of such Tenant Lease from the lessee thereof (or the effect of which prevents, hinders or prohibits such action by operation of
Law) and (d) is subject to a first priority assignment of such Tenant Lease and all rents, issues and profits with respect thereto.

                  (b) Ground Leases. Only enter into new Ground Leases, or
become party to any Ground Leases on commercially reasonable terms, and on a monthly basis provide written notice to the Lender of each such new Ground
Lease, detailing such new Ground Lease and providing information with respect thereto. The Borrower and each Subsidiary of the Borrower shall use its commercially reasonable efforts to only enter into new Ground Leases which contain the terms that are substantially similar to those set forth on Exhibit J attached hereto. The Borrower shall use commercially reasonable efforts to provide the Lender with respect to each Ground Lease, Estoppel and Attornment
Language immediately after each creation or acquisition thereof by the Borrower or any Subsidiary of the Borrower except to the extent that the protections afforded thereby are provided under such Ground Lease; provided, that this requirement shall be met with respect to Excluded Properties if the Borrower uses its commercially reasonable efforts to do so.

                  6.10 Additional Collateral; Guarantors.

                  (a) In the event that the Borrower or any Subsidiary acquires any property or interest in property (including, without limitation, real property), that is not subject to a perfected Lien in favor of the Lender pursuant to the Security Documents, the Borrower shall, and shall cause such
Subsidiary to, take such action (including, without limitation, and to the extent not previously delivered pursuant to Section 5.2(d), the preparation and filing of mortgages or deeds of trust in form and substance satisfactory to the
Lender and such of the other items listed in Section 5.2(d)(iii) through (xiv)
as the Lender may require in its reasonable discretion) as the Lender shall request in order to create and/or perfect a Lien in favor of the Lender on such property; provided, that the Borrower shall not be required to mortgage any
Leased Property for which the Tower Cash flow of the Towers on such Leased
Property for a 12 month period is not in excess of $40,000 unless the mortgaging of such Leased Property would be necessary for compliance with securitization standards as determined by S&P or Moody's.

                  (b) In the event that the Borrower is permitted to acquire or form any additional Subsidiary, such Subsidiary shall execute a guarantee substantially in the form of Exhibit L-2 hereto and a supplement to the Security
Agreement in accordance with Section 18 thereof, and the Borrower and/or any
Subsidiary which is a holder of any Capital Stock of such Subsidiary shall execute a supplement to the Borrower/Subsidiary Pledge Agreement in accordance with Section 5(e) thereof, and shall take such other action as shall be necessary or advisable (including, without limitation, the execution of financing statements on form UCC-1) in order to perfect the Liens granted by such Subsidiary in favor of the Lender and to effect and perfect the pledge of all of the Capital Stock of such Subsidiary in favor of the

                                      -54-

Lender. The Lender shall be entitled to receive legal opinions of one or more counsel to the Borrower and such Subsidiary addressing such matters as the
Lender or its counsel may reasonably request, including, without limitation, the enforceability of the guaranty, the Security Agreement and the
Borrower/Subsidiary Pledge Agreement against such Subsidiary or the Borrower, as applicable, and the creation, validity and perfection of the Liens so granted by such Subsidiary and the Borrower and/or other Subsidiaries to the Lender.

                  6.11 Capital Expenditures. In the event that the Borrower uses the proceeds of any Term Loan to finance any Non-Maintenance Capital
Expenditures, the Borrower shall promptly furnish to the Lender copies of invoices for all such Capital Expenditures in excess of $100,000 with respect to any single expenditure or series of related expenditures in form and substance satisfactory to the Lender.

                  6.12 Taxes. Pinnacle, the Borrower and their respective
Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

                  6.13 Management. The Borrower shall have Jonathan Ashley or such other individual reasonably acceptable to the Lender appointed as its president, vice president or chief executive officer.

                  SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Term
Loan Commitments remain in effect or any amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Limitation on Indebtedness and Preferred Stock. Create,
incur, assume or suffer to exist any Indebtedness or issue any Capital Stock, except:

                  (a) Indebtedness of the Borrower under this Agreement;

                  (b) Indebtedness of the Borrower or any Subsidiary of the
Borrower or any Subsidiary, provided that such Indebtedness is pledged to the
Lender and subordinated to the Obligations on terms and conditions satisfactory to the Lender;

                  (c) Indebtedness of the Borrower to any Affiliate (other than a Subsidiary), in an aggregate amount outstanding at any time not to exceed
$500,000 for working capital purposes and $2,500,000 in total, provided that such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to the Lender;

                  (d) Permitted Equity Issuances; and

                  (e) Indebtedness of the Borrower or any Subsidiary to the
Borrower incurred to satisfy the REIT Distribution Requirement, provided that such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to the Lender.

                  7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments, governmental charges, levies or claims not yet due or which are being contested in good faith by appropriate proceedings (excluding Liens arising under any

                                      -55-

Environmental Laws, Liens in favor of the Internal Revenue Service of the United
States, the PBGC or any Plan), provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's,
repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers'
compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self insurance arrangements;

                  (d) easements, rights-of-way, licenses, restrictions,
encroachments and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary or the use of the subject Owned Property or Leased Property;

                  (e) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder;

                  (f) Liens on Leased Property created by an owner or lessor thereof;

                  (g) Licenses, sublicenses, leases or subleases granted by the
Borrower or its Subsidiaries in the ordinary course of their businesses and not expressly prohibited by any provision of this Agreement or any other Loan
Document and not materially interfering with the conduct of the business of the
Borrower or any of its Subsidiaries;

                  (h) Liens created pursuant to the Security Documents;

                  (i) Liens in the ordinary course of business on (i) cash to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders or (ii) escrow deposits in connection with Acquisitions permitted hereunder which secure an amount not to exceed $3,000,000.00 in the aggregate during the term hereof; and

                  (j) Liens securing the payment of judgments which do not
result in an Event of Default and which are being appealed and contested in good faith, have been adequately bonded pending such appeal and with respect to which enforcement has been stayed.

                  7.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, other than (i) indemnities made by the Borrower in favor of the title company in connection with the issuance of a title policy on a Mortgaged Property to the extent that the liability thereunder does not exceed at any time (A) 5% of the Tower Value of the Tower on such
Mortgaged Property or (B) when aggregated together with the liability under all other such indemnities provided by the Borrower or any of its Subsidiaries, 2%
of the aggregate Tower Value of Towers included the Borrowing Base at such time, and (ii) Guarantee Obligations to third parties in respect of liabilities (other than Indebtedness) of Subsidiaries of the Borrower incurred in the ordinary course of business.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                                      -56-

                  (a) any Subsidiary of the Borrower may be merged or
consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or
Subsidiaries shall be the continuing or surviving corporation); and

                  (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower;
and

                  (c) the merger of the Borrower or any Subsidiary of the
Borrower with or into Pinnacle or a Subsidiary of Pinnacle so long as the Lender determines that such merger is not adverse to its interests and provides written notice of the same to the Borrower.

                  7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets
(including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the
Borrower or any wholly owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out
property in the ordinary course of business; provided that the Net Cash Proceeds of each such transaction are applied to the prepayment of the Term Loans as provided in Section 3.4(b);

                  (b) the sale or other disposition of any property in the
ordinary course of business, provided that (other than the lease of Tower capacity) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 3% of consolidated total assets of the Borrower and its Subsidiaries as at the time of such sale or disposition;

                  (c) the lease of Tower capacity in the ordinary course of
business; and

                  (d) as permitted by Section 7.4(b).

                  7.6 Limitation on Dividends. (a) Declare or pay any dividend
(other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except, so long as no Event of Default then exists or would result therefrom, (i) distributions in cash or other property (including but not limited to notes or other Indebtedness of the Borrower) to the extent required to satisfy the REIT Distribution Requirement and (ii) equity distributions as consideration for the transactions contemplated by Section 7.4(c); and (b) enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty")
obligating the Borrower or any Subsidiary to make payments to such Derivatives
Counterparty as a result of any change in market value of any such Capital Stock
(such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions, and such transactions with any Derivatives Counterparties, being herein called "Restricted Payments").
In satisfying the REIT Distribution Requirement pursuant to clause (i) above, the Borrower shall endeavor to issue Capital Stock or subordinated Indebtedness in each case as otherwise permitted under this Agreement or any other Loan
Document, unless such manner of distribution is impracticable for the

                                      -57-

Borrower, in which case the Borrower may satisfy the REIT Distribution
Requirement by paying cash dividends.

                  7.7 Limitations on Amendments to Ground Leases. Each Ground
Lease may not, to the extent such action would adversely affect the protections afforded to the Lender under such Ground Lease, be canceled, terminated, surrendered or amended by the Borrower in any material manner without the prior written consent of Lender, provided that such consent shall not be unreasonably withheld, conditioned or delayed for any amendment of the Ground Lease that, in the reasonable opinion of Lender, (i) does not materially increase the burden of the Borrower or such Subsidiary under such Ground Lease and (ii) does not adversely affect the collateral for the Loans.

                  7.8 Limitation on Investments, Loans and Advances. Make any
advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of
business;

                  (b) investments in Cash Equivalents;

                  (c) investments arising from transactions by the Borrower or any Subsidiary with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers;

                  (d) investments by the Borrower in any Subsidiary and
investments by such Subsidiary in the Borrower and in other Subsidiaries of the
Borrower; and

                  (e) investments in a Person for the purpose of consummating an
Acquisition so long as such Person becomes a Subsidiary of the Borrower upon the consummation of such Acquisition and the requirements of Section 6.10 hereto are satisfied.

                  7.9 Limitation on Optional Payments and Modifications of Debt
Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Term Loans) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of, or principal of or interest on, any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or any Subsidiary of the Borrower) unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of the
Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate; provided that the restriction set forth in this section shall not apply the management agreement between the Borrower and Pinnacle Towers Inc.
referred to in Section 5.1(s) or any other management agreement between the
Borrower or any Subsidiary of the Borrower and any other

                                      -58-

Person approved by the Lender in its reasonable discretion that is subordinated to the Obligation on terms satisfactory to the Lender and is otherwise in form and substance reasonably satisfactory to the Lender.

                  7.11 Limitation on Synthetic Leases and Sale/Leaseback
Transactions. Enter into any Synthetic Lease or any other arrangement with any
Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                  7.13 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement, or acquire any Ground Lease which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than any such prohibition or limitation with respect to the Leased Property subject to such
Ground Lease that constitutes a Permitted Exception.

                  7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged (or proposed to be engaged) on the date of this Agreement or which are directly related thereto.

                  7.15 Governing Documents. Amend its certificate of
incorporation (except to increase the number of authorized shares of common stock), partnership agreement or other Governing Documents, without the prior written consent of the Lender, which shall not be unreasonably withheld or delayed.

                  7.16 Limitation on Subsidiary Formation. Form any Subsidiaries
unless, immediately upon the formation of such Subsidiary, all requirements of
Section 6.10 shall have been satisfied.

                  7.17 Limitation on Securities Issuances. (A) Issue or permit any Subsidiary to issue any shares of Capital Stock that are not "certificated securities" (as defined in ss. 8-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) and are not pledged to the Lender pursuant to the Borrower/Subsidiary Pledge Agreement or (B) issue or permit any
Subsidiary to issue any shares of preferred stock other than Permitted Equity
Issuances.

                  7.18 Limitation on Acquiring Materially Impaired Excluded
Properties. Without the written consent of the Lender (such consent not to be unreasonably conditioned, withheld or delayed), acquire any Materially Impaired
Excluded Properties.

                  SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Term
Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Term Loan, or any other amount payable hereunder or under the other Loan Documents;

                  (b) Any representation or warranty made or deemed made by the
Borrower, any other Loan Party or in any other Loan Document or which is contained in any certificate, document or

                                      -59-

financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made.
Notwithstanding anything herein or elsewhere in this Agreement to the contrary, in no event shall a breach of a representation or warranty in this Agreement or any other Loan Document solely to the extent related to an Individual Property
Material Adverse Effect cause an Event of Default, but shall instead cause the
Borrower to classify any Property that is the subject of such Individual
Property Material Adverse Effect as Excluded Property pursuant to Section
2.2(c); or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 6.9, Section
6.10, Section 7 of this Agreement, and Section 5 of the Pledge Agreement,
Section 2.1(g) of the Mortgages, Section 11(g) of the Limited Guarantee and
Sections 5(a), (b), (h), (i), (j), (k) and (p) of the Security Agreement; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) Pinnacle, the Borrower or any of their respective
Subsidiaries shall (i) default in any payment of principal of or interest of any
Indebtedness (other than the Term Loans) or in the payment of any Guarantee
Obligation, in excess of the Threshold Amount and beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or
Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such
Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) Pinnacle, the Borrower or any of their respective
Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Pinnacle, the Borrower or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Pinnacle, the Borrower or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unstayed for a period of 30 days; or (iii) there shall be commenced against Pinnacle, the Borrower or any of their respective
Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Pinnacle, the
Borrower or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Pinnacle, the Borrower or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                                      -60-

                  (g) (i) Any Person shall engage in any "prohibited
transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code)
involving any Plan, (ii) any "accumulated funding deficiency" (as defined in
Section 302 of ERISA), whether or not waived, shall exist with respect to any
Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of
Pinnacle, the Borrower or any Commonly Controlled Entity, (iii) a Reportable
Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the
Lender, likely to result in the termination of such Plan for purposes of Title
IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title
IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer
Plan or (vi) any other event or condition shall occur or exist with respect to a
Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against
Pinnacle or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability
(not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (j) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the
Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby provided, that the failure of any Mortgage to be in full force and effect or to be enforceable and of the same effect and priority purported to be created thereby shall not, in and of itself, be an Event of Default but the Tower subject to such Mortgage shall upon such failure be deemed to be an Excluded Property; or

                  (k) Any Change of Control shall occur; or

                  (l) [Reserved]

                  (m) The "manager" of the Borrower shall cease to be Pinnacle
Towers Inc. or any other Person approved by the Lender (such approval not to be unreasonably withheld) pursuant to a management agreement that is subordinated to the Obligations on terms satisfactory to the Lender and is otherwise in form and substance reasonably satisfactory to the Lender; or (n) The failure of
Pinnacle to at any time continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form
1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by Pinnacle of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the
Borrower, automatically the Term Loan Commitments

                                      -61-

shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may, by notice to the Borrower, declare the Term Loan Commitments to be terminated forthwith, whereupon the Term Loan Commitments shall immediately terminate; and
(ii) the Lender may, by notice to the Borrower, declare the Term Loans hereunder
(with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided, however, that notwithstanding the foregoing, the Lender shall not take any action described in this paragraph on account of any
"Specified Pinnacle Non-Payment Default" (as defined below) for a period of five days following the occurrence of such Specified Pinnacle Non-Payment Default. As used herein, the term "Specified Pinnacle Non-Payment Default" means an Event of
Default arising under Section 8(e)(ii) due to (i) an "Event of Default" under
Section 8.01(b) of the Pinnacle Towers Credit Agreement that does not result from the non-payment by Pinnacle or any of its Subsidiaries of any monetary obligation under the Pinnacle Towers Credit Agreement (whether principal, interest or otherwise) or (ii) any default under any other agreement governing indebtedness of Pinnacle or any of its Subsidiaries that does not result from the non-payment of any monetary obligation under such agreement (whether principal, interest or otherwise) or provide for any grace period before which the obligee thereunder is not entitled to exercise remedies.

                  SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. This Agreement may be amended, supplemented or modified with the written consent of the Borrower, the Loan
Parties and the Lender. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lender and all future holders of the Term Loans. In the case of any waiver, the Borrower and the
Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

                  The Borrower:    Pinnacle Towers Acquisition Inc.
                                   1251 Avenue of the Americas, 16th Floor
                                   New York, NY 10020
                                   Attention:  Jonathan Ashley
                                   Fax:  (212) 798-6122

                  with a copy to:  Skadden, Arps, Slate, Meagher & Flom LLP
                                   4 Times Square
                                   New York, NY 10036
                                   Attention:  Robert A. Copen, Esq.
                                   Fax:  (917) 777-3536

                                      -62-

                  with a copy to:  Pinnacle Towers Inc.
                                   301 North Cattleman Road, Suite 300
                                   Sarasota, FL  34232
                                   Attention:  Stephen Crawford, Esq.
                                   Fax:  (941) 364-5761

                  The Lender:      Morgan Stanley Asset Funding Inc.
                                   1221 Avenue of the Americas, 27th Floor
                                   New York, NY 10020
                                   Attention:  Christian B. Malone
                                   Fax:  (212) 507-4123

                  with a copy to:  Cadwalader, Wickersham & Taft LLP
                                   227 West Trade Street, Suite 2400
                                   Charlotte, NC 28202
                                   Attention:  Steven N. Cohen
                                   Fax:  (704) 348-5200

provided that any notice, request or demand to or upon the Lender pursuant to
Sections 2.2, 2.4 and 3.3 shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All
representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans hereunder.

                  9.5 Indemnification and Expenses.

                  (a) The Borrower agrees to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, reasonable costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender (collectively, the "Costs") relating to or arising out of this Agreement, the Term Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this
Agreement, the Term Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. Without limiting the generality of the foregoing the Borrower agrees to hold the Lender harmless from and indemnify the Lender against all Costs with respect to all Term Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than the Lender's gross negligence or willful misconduct or relating to or arising out of any breach, violation or alleged breach or violation of any consumer credit laws, including without limitation the "Truth in Lending Act" 15
U.S.C. ss.ss. 1601 et. seq. and/or the "Real Estate Settlement Procedures Act"
12 U.S.C. ss.ss. 2601 et. seq. In any suit, proceeding or action brought by the
Lender in connection with any Term Loan for any sum owing thereunder, or to enforce any provisions of any Term Loan, the Borrower will save, indemnify and hold the Lender harmless from and

                                      -63-

against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the
Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in good faith in connection with the enforcement or the preservation of the Lender's rights under this Agreement, the Term Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Term Note is secured by the
Collateral, the obligation of the Borrower under the Term Note is a recourse obligation of the Borrower.

                  (b) The Borrower agrees to pay as and when billed by the
Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Term Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Lender, (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to
Collateral under this Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 9.5(a) hereof.

                  9.6 Successors and Assigns; Participations and Assignments.

                  (a) Subject to subsection (c) of this Section 9.6, this
Agreement shall be binding upon and inure to the benefit of the Borrower, the
Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender (and any purported such assignment or transfer by the Borrower without the consent of the Lender shall be null and void).

                  (b) The Lender may, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities
("Participants") participating interests in any Term Loan owing to the Lender, the Term Loan Commitment of the Lender or any other interest of the Lender hereunder and under the other Loan Documents; provided that notwithstanding the foregoing, the Lender may not sell any such participating interest to a direct competitor of the Borrower listed on Schedule 9.6. In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan
Documents. In no event shall any Participant under any such participation have any right to approve any amendment to or waiver of any provision of any Loan
Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or the stated rate of interest on, the Term Loans or any fees payable hereunder, or postpone the date of the final maturity of the Term Loans or Reimbursement
Obligations, in each case to the extent subject to such participation.

                  (c) The Lender may, in accordance with applicable law, at any time and from time to time assign to any of its Affiliates or, so long as no
Default or Event of Default has occurred and is continuing, with the consent of the Borrower (which shall not be unreasonably withheld), to an additional

                                      -64-

bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents;
provided that notwithstanding the foregoing, the Lender may not assign any of its rights and obligations under this Agreement and the other Loan Document to a direct competitor of the Borrower listed on Schedule 9.6. If requested by the
Lender, the Borrower shall agree to amend the Loan Documents to accommodate any assignments including, without limitation, to add customary agency, voting and other multiple lender provisions.

                  (d) The Borrower authorizes the Lender to disclose to any
Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning the
Borrower and its Affiliates which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Lender by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee shall have agreed to be bound by the provisions of Section 9.14 hereof.

                  (e) For avoidance of doubt, the parties to this Agreement
acknowledge that the provisions of this Section concerning assignments of Term
Loans and Term Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by the Lender of any Term Loan or Term Note to any Federal Reserve Bank in accordance with applicable law and
(ii) any pledge or assignment by the Lender which is a fund to its trustee for the benefit of such trustee and/or its investors to secure its obligations under any indenture or Governing Documents to which it is a party; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

                  9.7 Set-off. In addition to any rights and remedies of the
Lender provided by this Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts
(including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

                  9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no

                                      -65-

promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of
New York, the courts of the United States of America for the Southern District
of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or
proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the
Borrower at its address set forth in Section 9.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to
effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation,
execution and delivery of this Agreement and the other Loan Documents;

                  (b) the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other
Loan Parties, on one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan
Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lender.

                  9.14 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR
PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

                                      -66-

                  9.15 Confidentiality. The Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the
Borrower or any of its Subsidiaries pursuant to or in connection with this
Agreement or (b) obtained by the Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent the Lender from disclosing any such information (i) to any
Transferee or Assignee, or to any actual or prospective counterparty (or its advisors) to any swap, credit derivative or other derivative transaction relating to the Borrower and its obligations, which in any such case receives such information having been made aware of the confidential nature thereof, (ii)
to its employees, directors, agents, attorneys, accountants and other professional advisors, (iii) upon the request or demand of any examiner or other
Governmental Authority having jurisdiction over the Lender, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, or (vii) to the National Association of
Insurance Commissioners, any nationally recognized statistical rating agency or any other similar organization. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, all persons may disclose to any and all persons, without limitations of any kind, the purported or claimed U.S. federal income tax treatment of the Term Loans and other
Obligations, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Term Loans and other
Obligations, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal income tax treatment or fact.

                            [Signature Pages Follow]

                                      -67-

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      Pinnacle Towers Acquisition Inc.

                                      By: /s/ Randal A. Nardone
                                         --------------------------------------
                                          Title: Vice President and Secretary

                                      MORGAN STANLEY ASSET FUNDING INC.

                                      By: /s/ Steven Stern
                                         --------------------------------------
                                          Title: Vice President

                                   SCHEDULE I

                            APPLICABLE LENDING OFFICE
                            -------------------------

                        Morgan Stanley Asset Funding Inc.
                     1221 Avenue of the Americas, 27th Floor
                               New York, NY 10020
                         Attention: Christian B. Malone
                               Fax: (212) 507-4123

                                  SCHEDULE 4.15

                                  SUBSIDIARIES
                                  ------------

                         Pinnacle Towers Acquisition LLC

                                  SCHEDULE 9.6

                               DIRECT COMPETITORS
                               ------------------

AAT Communications Corp and affiliates
American Towers and Affiliates
Spectrasite and Affiliates
Crown Castle and Affiliates
SBA Corporation and Affiliates

                                  SCHEDULE 4.16

                              FILING JURISDICTIONS
                              --------------------

                                    Delaware

                                  SCHEDULE 4.22

                              ENVIRONMENTAL CLAIMS
                              --------------------

                                      None

                                    EXHIBIT A

                                FORM OF TERM NOTE
                                -----------------

$100,000,000                                                  New York, New York
                                                                October __, 2003

                  FOR VALUE RECEIVED, the undersigned PINNACLE TOWERS
ACQUISITION INC., a __________ corporation (the "Borrower"), hereby unconditionally promises to pay to the order of MORGAN STANLEY ASSET FUNDING
INC. (the "Lender"), at its office located at 1221 Avenue of the Americas, 27th
Floor, New York, NY 10020, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Million
Dollars ($100,000,000), or such lesser principal amount of Term Loans as may then be outstanding from the Lender under that certain Credit Agreement, dated as of October 29, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), between the
Borrower and the Lender.

                  The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit
Agreement.

                  The holder of this Term Note is authorized to, and so long as it holds this Term Note shall, record the date of each Term Loan made by the
Lender pursuant to Section 2.2 of the Credit Agreement, and the date and amount of each payment or prepayment of principal thereof, on the Schedule I annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this
Term Note or under the Credit Agreement.

                  This Term Note is the Term Note referred to in the Credit
Agreement and is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of any one or more of the Events of
Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

                  This Term Note shall be governed by, and construed and
interpreted in accordance  with, the laws of the State of New York.

                                                PINNACLE TOWERS ACQUISITION INC.

                                                By:  _________________________
                                                     Name:
                                                     Title:

                                  SCHEDULE I to
                                    Term Note
                                    ---------

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                     AMOUNT OF        OUTSTANDING
                                    PRINCIPAL OR       PRINCIPAL
                AMOUNT OF LOAN      INTEREST PAID     BALANCE THIS    NOTATION
 DATE                MADE            THIS DATE           DATE         MADE BY
-------        ----------------   -----------------  --------------  ----------

                                   EXHIBIT B-1

                        FORM OF INVESTOR PLEDGE AGREEMENT
                        ---------------------------------

                                   EXHIBIT B-2

                  FORM OF BORROWER/SUBSIDIARY PLEDGE AGREEMENT
                  --------------------------------------------

                                    EXHIBIT C

                           FORM OF SECURITY AGREEMENT
                           --------------------------

                                    EXHIBIT D

                         FORM OF SECRETARY'S CERTIFICATE
                         -------------------------------

                  The undersigned,________________, a _______________ of [Name of Loan Party] (the "Company"), hereby certifies pursuant to Sections 5.1(c),
(e), (f) and (g) of the Credit Agreement dated as of ___________, 2003 between the Company and Morgan Stanley Asset Funding Inc. (the "Credit Agreement";
capitalized terms that are not otherwise defined being used herein as therein defined) that:

          1. [Certificate of Incorporation][Certificate of Formation]. Attached
     hereto as "Exhibit A" is a true, correct and complete copy of the
     [Certificate of Incorporation] [Certificate of Formation] of the Company,
     together with any and all amendments thereto, as on file with the Secretary of State of the State of Delaware and no action has been taken to amend, modify or repeal such [Certificate of Incorporation][Certificate of
     Formation], the same being in full force and effect in the attached form as of the date hereof.

          2. [Bylaws] [Limited Liability Company Agreement]. Attached hereto as
     "Exhibit B" is a true, correct and complete copy of the [Bylaws] [Limited
     Liability Company Agreement] of the Company, together with any and all amendments thereto, and no action has been taken to amend, modify or repeal such [Bylaws] [Limited Liability Company Agreement], the same being in full force and effect in the attached form as of the date hereof.

          3. Resolutions. Attached hereto as "Exhibit C" are true and correct copies of the resolutions that have been duly adopted [at a meeting of, or by the written consent of, of the board of directors] [by the managing members] of the Company authorizing the execution, delivery and performance of the Loan Documents, and none of such resolutions have been amended, modified, revoked or rescinded in any respect, and all of such resolutions are in full force and effect on the date hereof in the form adopted.

          4. Incumbency. The following named individuals are duly elected, qualified and acting officers of the Company (or such other Responsible
     Officers of the Company authorized to act in such capacity pursuant to a management agreement permitted under Section 7.10 of the Credit Agreement), each such individual holding the office(s) or acting on behalf of the individual's holding the offices (through a valid power of attorney) set forth opposite his respective name as of the date hereof, and the signature set forth beside the respective name and title of said officers and authorized signatories are true, authentic signatures:

--------------------- ---------------------------- -----------------------------

Name                  Title                        Signature
----                  -----                        ---------

                               [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the undersigned has hereunto executed this Secretary's
Certificate as of this ____ day of October, 2003.

                                                --------------------------------
                                                Name:
                                                Title:  Secretary

     The undersigned, __________________, does hereby certify that he is a duly elected and presently incumbent _____________ of the Company, and in such capacity on behalf of the Company does hereby certify to the Lender that
__________________ is the duly elected and presently incumbent Secretary of the
Company.

                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

CERTIFICATE OF FORMATION/CERTIFICATE OF INCORPORATION AND ALL AMENDMENTS THERETO

                                    EXHIBIT B

                                     BYLAWS

                                    EXHIBIT C

                                   RESOLUTIONS

                                    EXHIBIT E

                       FORM OF BORROWING BASE CERTIFICATE
                       ----------------------------------

                                     [DATE]

Morgan Stanley Asset Funding Inc.
1221 Avenue of the Americas, 27th Floor
New York, NY  10020
Attention:  Christian B. Malone
Fax:  (212) 507-4123

        Re:       Credit Agreement dated as of October 29, 2003 (as amended or supplemented from time to time, the "Credit Agreement")
                  between Pinnacle Towers Acquisition Inc., as the Borrower (the
                  "Borrower"), and Morgan Stanley Asset Funding Inc., as the
                  Lender (the "Lender")

Ladies and Gentleman:

                  The Borrower, acting through its duly authorized Responsible
Officer, hereby certifies that (i) the calculation of the Borrowing Base set forth on Schedule I hereto is true and correct, and (ii) the outstanding amount of Term Loans [on the date hereof, after giving effect to any pending Term Loans that have been requested](2) [as of the last day of the immediately proceeding calendar month](3) (the "Borrowing Base Calculation Date"), does not exceed the
Borrowing Base as of [the date hereof] [such date].

                  This certificate and the attached Schedule I are submitted pursuant to Section [5.2(c)](4)[6.2(c)](5) of the Credit Agreement. Capitalized
terms used herein and in the attached Schedule I have the meanings specified in the Credit Agreement.

                                Very truly yours,

                                PINNACLE TOWERS ACQUISITION INC.

                                By: ____________________________________________
                                    Name:
                                    Title:  Responsible Officer

______________________

(2) For a Borrowing Base Certificate to be delivered with a Notice of Borrowing.

(3) For the monthly Borrowing Base Certificate.

(4) For a Borrowing Base Certificate to be delivered with a Notice of Borrowing.

(5) For the monthly Borrowing Base Certificate.

                                   SCHEDULE I

        TO BORROWING BASE CERTIFICATE OF PINNACLE TOWERS ACQUISITION INC.

I        Tower Value
         -----------

A.  Acquisition Price of all Towers owned, leased or managed by the Borrower and its            $_________
    Subsidiaries

B.  Aggregate Non-Maintenance Capital Expenditures for all Towers owned, leased or managed by   $_________
    the Borrower and its subsidiaries incurred or budgeted to be incurred within 12 months of the closing of such Towers

C.  Acquisition Price of all Excluded Properties owned, leased or managed by the Borrower
    and its Subsidiaries                                                                        $_________

D.  Aggregate Non-Maintenance Capital Expenditures for all Excluded Properties owned, leased    $_________
    or managed by the Borrower and its subsidiaries incurred or budgeted to be incurred within
    12 months of the closing of such Excluded Properties

E.  Aggregate Tower Value (IA + IB - IC - ID)                                                   $_________

F.  70% of Aggregate Tower Value (IE)                                                           $_________

II       Pledged Pinnacle Stock Value
         ----------------------------

A.  Consolidated EBITDA of Pinnacle and its consolidated Subsidiaries for the 12 month period   $_________
     ending on ____________ (6)

B.  7 times Consolidated EBITDA of Pinnacle (IIA)                                               $_________

C.  Consolidated Indebtedness of Pinnacle and its consolidated Subsidiaries (as of the
     Borrowing Base Calculation Date)                                                           $_________

D.  Pledged Pinnacle Stock Value (IIB - IIC)                                                    $_________](7)

E.  70% of Pledged Pinnacle Stock Value                                                         $_________

III      Maximum Leverage Amount
         -----------------------

A.  Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the 12 month      $_________
     period ending on ___________ (8)

_______________________________

(6) This date to be the last day of the last calendar month for which financial statements have been prepared (but no more than two months prior to the date of the Borrowing Base Calculation Date)

(7) To be used prior to a Pledged Stock Release Event.

B.  Leverage Factor:

                  (1)     Actual Investment Grade Debt/EBITDA Ratio of Pinnacle

                          (a) Investment Grade Indebtedness of Pinnacle as of the Borrowing   $_________
                               Base Calculation Date:

                          (b) Consolidated EBITDA of Pinnacle and its consolidated            $_________
                               Subsidiaries for the 12 month period ending on _________(9)

                          (c) Ratio (IIIB(1)(a) over IIIB(1)(b)):                              _________

                  (2)     Implied Investment Grade Debt/EBITDA Ratio

                          (a) Total Indebtedness of Pinnacle with an implied                  $_________
                              Investment Grade Rating as of the Borrowing Base
                              Calculation Date:

                          (b) Ratio (IIIB(2)(a) over IIIB(1)(b):                               _________

                  (3)     Bank Debt/EBITDA Ratio

                          (a) Indebtedness under the Pinnacle Towers Credit Agreement         $_________
                              as of the Borrowing Base Calculation Date:

                          (b)  Ratio (IIIB(3)(a) over IIIB(1)(b):                              _________

                  (4)      Leverage Factor (the greatest of IIIB(1)(c), IIIB(2)(b) and         _________
                  IIIB(3)(b)):

C.  Maximum Leverage Amount (IIIA times IIIB(4))                                              $_________(10)

IV       Borrowing Base
         --------------

A.  If prior to a Pledged Stock Release Event (IF plus IIE)                                   $________

B.  If after a Pledged Stock Release Event (the lesser of IF and IIIC)                        $________

________________________________________________________________________________

(8) This date to be the last day of the last calendar month for which financial statements have been prepared (but no more than two months prior to the date of the Borrowing Base Calculation Date)

(9) insert the last day of the last calendar month for which financial statements have been prepared (but no more than two months prior to the
Borrowing Base Calculation Date).

(10) To be used after a Pledged Stock Release Event.

                                   EXHIBIT F-1

           FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
           -----------------------------------------------------------

                                   EXHIBIT F-2

                    FORM OF OPINION OF DAVIS POLK & WARDWELL
                    ----------------------------------------

                                   EXHIBIT F-3

                       FORM OF OPINION OF MAPLES & CALDER
                       ----------------------------------

                                    EXHIBIT G

                        FORM OF SECTION 3.10 CERTIFICATE
                        --------------------------------

                  Reference is hereby made to the Credit Agreement dated as of
October 29, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Pinnacle Towers Acquisition Inc.
(the "Borrower") and Morgan Stanley Asset Funding Inc. (the "Lender"). Pursuant
to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that:

                        5.   It is a ___ natural individual person, ____ treated
                             as a corporation for U.S. federal income tax
                             purposes, ____ disregarded for federal income tax
                             purposes (in which case a copy of this Section 3.10
                             Certificate is attached in respect of its sole
                             beneficial owner), or ____ treated as a partnership
                             for U.S. federal income tax purposes (one must be
                             checked).

                        6.   It is the beneficial owner of amounts received
                             pursuant to the Credit Agreement.

                        7.   It is not a bank, as such term is used in section
                             881(c)(3)(A) of the Internal Revenue Code of 1986,
                             as amended (the "Code"), or the Credit Agreement is
                             not, with respect to the undersigned, a loan
                             agreement entered into in the ordinary course of
                             its trade or business, within the meaning of such
                             section.

                        8.   It is not a 10-percent shareholder of the Borrower
                             within the meaning of section 871(h)(3) or
                             881(c)(3)(B) of the Code.

                        9.   It is not a controlled foreign corporation that is
                             related to the Borrower within the meaning of
                             section 881(c)(3)(C) of the Code.

                        10.  Amounts paid to it under the Loan Documents are not
                             effectively connected with its conduct of a trade
                             or business in the United States.

                                         [NAME OF UNDERSIGNED]

                                         By: ________________________

                                         Title: _____________________

Dated:   _______________, ______

                                    EXHIBIT H

                              Officer's Certificate
                              ---------------------

                  The undersigned,_______________, a _______________ of Pinnacle
Towers Acquisition Inc. (the "Company"), hereby certifies pursuant to Sections
5.1(j) and (r) of the Credit Agreement dated as of ___________, 2003 between the
Company and Morgan Stanley Asset Funding Inc. (the "Credit Agreement";
capitalized terms that are not otherwise defined being used herein as therein defined) that:

                  (a) Representations and Warranties. Each of the
         representations and warranties made by the Company contained in Section
         4 of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

                  (b) No Default. No Default exists or would exists as a result of or after giving effect to any Term Loan proposed to be made on the date hereof.

                  (c) Consents, Licenses and Approvals. Attached hereto as
         "Exhibit A" is a copy of the amendment to the Equity Investors
         Agreement and the waiver of the transfer restrictions contained in the
         Pinnacle Certificate of Incorporation issued by the board of directors of Pinnacle, and such amendment and waiver have not been amended, modified, revoked or rescinded in any respect, and all of such amendments are in full force and effect on the date hereof.

                  IN WITNESS WHEREOF,  the undersigned has hereunto  executed
this Certificate as of this    day of                 , 2003.
                           ---       -----------------

--------------------------------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                    EXHIBIT I

                                FORM OF ESTOPPEL
                                ----------------

THIS INSTRUMENT PREPARED BY:

--------------------------------

--------------------------------

--------------------------------

                            AGREEMENT REGARDING LEASE

         THIS AGREEMENT REGARDING LEASE (this "AGREEMENT") is made and entered into as of the ______ day of ______________, 2003, by and between
_____________________________________, having a mailing address of
___________________ ("LESSOR") and _______________________________("PURCHASER"),
having a mailing address of ___________________________________.

                                    RECITALS:

         A.  Lessor is the landlord under a certain Lease Agreement (the
"LEASE"), dated _____________________, between ________________________________, as lessor ("LESSOR"), and ____________________________________, as lessee
[DESCRIBE ANY ASSIGNMENTS OR AMENDMENTS TO THE LEASE] ("LESSEE"), [A MEMORANDUM
OF] which was filed for record on ____________________________, and recorded in
Book _____ at page ____, demising certain real property located in
________________Parish/County, State of ____________ (the "PREMISES"), a copy of which lease (including any and all amendments thereof) is attached hereto and made a part hereof as Exhibit "A";

         B.  Pursuant to an Asset Purchase Agreement, dated as of _____________
____, 2003, by and between Purchaser and Lessee, Purchaser intends to acquire the Lessee's interest under the Lease from Lessee, thereby assuming the obligations of Lessee thereunder, and Purchaser requests that Lessor consent to and acknowledge the acquisition by Purchaser of Lessee's interest in the Lease and the subsequent financing by ________________________ of the Lessee's interest so acquired;

         C.  ______________________ ("LENDER"), whose address is
________________________________________________ has agreed to make a loan (the
"LOAN") to Purchaser to be secured by a Deed of Trust, Mortgage, (collectively, with any and all loan and security instruments, filings, amendments and modifications thereto, the "DEED OF TRUST") encumbering the leasehold estate created by the Lease and all improvements and personal property owned by
Purchaser and located on the Premises.

         NOW, THEREFORE, in consideration for the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereby agree as follows:

                                   AGREEMENTS:

         1.  Lessor hereby certifies to Purchaser and Lender that the Lease is valid and in full force and effect; that the Lease, together with any amendments or modifications thereto attached as Exhibit "A", is a true correct and complete copy, and the Lease has not been amended or assigned by either Lessor or Lessee other than as shown on Exhibit "A", and that such Exhibit fully represents the entire agreement between the parties thereto; that there is no existing default on the part of the Lessor or Lessee in any of the terms and conditions thereof, and no event has occurred which, with the passing of time or giving of notice, or both, would constitute an event of default under the Lease; that no advance rental or other payments have been made in connection with the Lease, except for the current year [month], and that the rent has been paid through and including the date hereof as called for in the Lease; and Lessor is the owner of the fee simple estate in the Premises and is the Lessor under the Lease and neither
Lessor nor Lessee has any offsets, credits or defenses with respect to the
Lease. [Lessor acknowledges that Lessee is in full possession and use of the
Premises, and confirms that the legal description of the Premises set forth in the recorded Lease Memorandum described hereinabove is true and correct. If any part of the tower, buildings, roadways, utilities, guy wires and anchors related to the communications tower located on the Premises is located beyond the legal description of the Premises or any easements specified in the Lease, the Lease is hereby amended to provide that the Premises demised therein includes the existing location of any such improvements as part of the Premises demised in the Lease, to the extent that such improvements are located on real property owned by Lessor.]

         2.  To the extent any such consent is required by the Lease, Lessor hereby consents to (i) the assignment of the Lease by Lessee to Purchaser; and
(ii) the grant of a Deed of Trust encumbering Purchaser's interest under the
Lease and all of Purchaser's personal property and fixtures attached to the real property described in the Lease. Upon assignment of the Lease by Lessee to

Purchaser, Lessor agrees to recognize Purchaser as the lessee thereunder in all respects. In the event Lender becomes the successor or assign of Purchaser by foreclosure or through any other means, Landlord shall recognize Lender as such successor or assign of Purchaser, without the need of any party to consent or to execute any further instruments with respect to such foreclosure or assignment, or to make such succession or assignment effective and binding upon Lessor.

         3.  Notwithstanding anything in the Lease to the contrary, Lessor recognizes the right of Purchaser to sublease the Premises and to enter into tower leases with respect to the Premises and/or the communications tower located on the Premises.

         4.  WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, THE LEASE WILL NOT BE
(I) AMENDED, TO THE EXTENT SUCH AMENDMENT WOULD MATERIALLY INCREASE THE BURDEN
OF PURCHASER UNDER THE LEASE, OR ADVERSELY AFFECT LENDER'S SECURITY INTEREST IN
THE LEASE OR THE PROTECTIONS AFFORDED TO LENDER HEREIN OR IN THE LEASE; (II)
SURRENDERED; OR (III) CANCELLED OR TERMINATED, UNLESS DUE TO AN EVENT OF DEFAULT
BY PURCHASER, AND PROVIDED THAT LENDER HAS RECEIVED NOTICE OF DEFAULT AS
PROVIDED HEREIN, AND SUCH DEFAULT REMAINS UNCURED AFTER EXPIRATION OF THE
APPLICABLE CURE PERIOD.

         5.  IN THE EVENT OF AN EVENT OF DEFAULT BY PURCHASER UNDER THE LEASE,
LESSOR SHALL GIVE PROMPT WRITTEN NOTICE THEREOF TO LENDER AT THE ADDRESS
INDICATED ABOVE (OR SUCH OTHER ADDRESS AS LENDER MAY INDICATE BY NOTICE
HEREAFTER TO LESSOR IN WRITING) AND LENDER SHALL HAVE THE RIGHT (BUT NOT THE
OBLIGATION) TO CURE SUCH DEFAULT WITHIN THIRTY (30) DAYS FOLLOWING LENDER'S
RECEIPT OF SUCH NOTICE; AND LESSOR SHALL NOT TAKE ANY ACTION WITH RESPECT TO
SUCH DEFAULT UNDER THE LEASE, INCLUDING, WITHOUT LIMITATION, ANY ACTION INTENDED
TO TERMINATE THE LEASE OR PURCHASER TENANCY OR POSSESSION THEREUNDER, FOR THE
FOREGOING THIRTY (30) DAY PERIOD AFTER LENDER'S RECEIPT OF SUCH WRITTEN NOTICE,
PROVIDED, HOWEVER, IF SUCH DEFAULT IS NOT SUSCEPTIBLE TO CURE WITHIN THE
FOREGOING THIRTY (30) DAY PERIOD, SUCH THIRTY (30) DAY PERIOD SHALL BE DEEMED TO
BE EXTENDED A REASONABLE PERIOD OF TIME TO CURE SUCH DEFAULT, PROVIDED LENDER
HAS COMMENCED THE CURE OF SUCH DEFAULT WITHIN SAID THIRTY (30) DAY PERIOD.
WITHOUT LIMITING THE FOREGOING, LESSOR AGREES THAT NO EVENT OF DEFAULT AND NO
TERMINATION OR SURRENDER OF THE LEASE SHALL BE EFFECTIVE UNLESS NOTICE SHALL
FIRST HAVE BEEN GIVEN TO LENDER AS SET FORTH ABOVE. LESSOR FURTHER AGREES THAT
IF THE LEASE IS TERMINATED FOR ANY REASON, INCLUDING WITHOUT LIMITATION BECAUSE
OF THE BANKRUPTCY OR INSOLVENCY OF PURCHASER, LENDER SHALL HAVE THE OPTION (UPON
WRITTEN NOTICE TO LESSOR) TO ENTER INTO A NEW GROUND LEASE WITH LESSOR ON
SUBSTANTIALLY THE SAME TERMS AS THE LEASE FOR THE THEN REMAINING TERM (PLUS ANY
OPTIONS TO RENEW) FOLLOWING THE TERMINATION BY LESSOR OR THE REJECTION OF THE
LEASE BY A BANKRUPTCY TRUSTEE.

         6.  IN THE EVENT LENDER BECOMES PURCHASER'S SUCCESSOR OR ASSIGN UNDER
THE LEASE AS SPECIFIED IN SECTION 2 HEREOF, LENDER OR ITS DIRECT SUCCESSORS OR
ASSIGNS SHALL NOT BE (I) LIABLE FOR ANY ACTION OR OMISSION OF THE PURCHASER
UNDER THE LEASE, OTHER THAN THE PAYMENT OF RENT DUE UNDER THE LEASE IF LENDER
EXERCISES ITS RIGHTS UNDER SECTION 5 HEREOF, OR (II) BOUND BY ANY AMENDMENT OR
MODIFICATION OF THE LEASE MADE WITHOUT LENDER'S ADVANCE WRITTEN CONSENT IF
REQUIRED BY SECTION 4 HEREOF.

         7.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE LEASE,
LESSOR HEREBY WAIVES ANY CONTRACTUAL AND/OR STATUTORY LIENS WITH RESPECT TO THE
PROPERTY OF LESSEE (OR LESSEE'S SUBLESSEES, SUCCESSORS OR ASSIGNS, INCLUDING
PURCHASER AND LENDER) FROM TIME TO TIME LOCATED WITHIN OR UPON THE PREMISES.

         8.  FOR PURPOSES OF THIS AGREEMENT, THE TERM "LENDER" SHALL INCLUDE THE
SUCCESSORS AND ASSIGNS OF LENDER AND ANY FUTURE LEASEHOLD MORTGAGEE OF
PURCHASER, INCLUDING, BUT NOT LIMITED TO, ANY PERSON WHO ACQUIRES THE LESSEE'S
INTEREST UNDER THE LEASE PURSUANT TO A FORECLOSURE OF THE DEED OF TRUST. ANY
LEASEHOLD MORTGAGEE (AND THAT PERSON'S SUCCESSORS AND ASSIGNS) WHO ACQUIRES THE
LESSEE'S INTEREST UNDER THE LEASE PURSUANT TO A FORECLOSURE OR PURSUANT TO AN
ASSIGNMENT FROM LENDER SHALL BE ENTITLED TO

ALL RIGHTS OF LENDER HEREUNDER. THE PARTIES EXECUTING THIS AGREEMENT ON BEHALF
OF LANDLORD AND PURCHASER REPRESENT THAT THEY EACH HAVE THE POWER AND AUTHORITY
TO DO SO, AND THAT ANY CONSENTS NECESSARY TO EXECUTE THIS AGREEMENT HAVE BEEN
OBTAINED. THIS AGREEMENT SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF
THE PARTIES HERETO AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS
AND ASSIGNS. WITHOUT LIMITING THE FOREGOING, LESSOR AGREES THAT NOTWITHSTANDING
ANY PROVISION IN THE LEASE TO THE CONTRARY, IF LENDER BECOMES THE TENANT UNDER
THE LEASE, LENDER SHALL HAVE THE RIGHT TO ASSIGN ITS INTEREST IN THE LEASE
WITHOUT THE CONSENT OF LESSOR; PROVIDED, HOWEVER, THAT LENDER SHALL GIVE LESSOR
PROMPT WRITTEN NOTICE OF ANY SUCH ASSIGNMENT. UPON ACCEPTANCE OF SUCH ASSIGNMENT
BY LENDER'S ASSIGNEE, LENDER SHALL BE RELEASED FROM ANY FURTHER LIABILITY UNDER
THE LEASE AS OF THE DATE OF SUCH ASSIGNMENT.

         9.  Notwithstanding any provision of the Lease to the contrary, in the event of any condemnation of the Premises, the Lessor and Purchaser shall be entitled to separate awards with respect to the Premises, in the amount determined by the court conducting such condemnation proceedings based upon the
Lessor's and Purchaser's respective interests in the Premises. If a separate condemnation award is not determined by such court, Lessor shall permit Lender to participate in the allocation and distribution of the award. In no event shall the condemnation award to Lessor exceed the unimproved value of the
Premises, without taking into account the improvements located thereon, and in no event shall the Lease be terminated or modified (other than an abatement of rent) due to a casualty or condemnation without the prior written consent of
Lender.

         10.  LESSOR SHALL, WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM
LENDER OR PURCHASER, DELIVER TO LENDER A CERTIFICATE RE-STATING THE MATTERS SET
FORTH HEREIN, AND SUCH OTHER MATTERS RELATED TO THE VALIDITY AND ENFORCEABILITY
OF THE LEASE, AS REASONABLY REQUESTED BY LENDER OR PURCHASER.

         11.  This Agreement may not be withdrawn, amended or modified except by a written agreement executed by both Lessor and Lender. This Agreement shall be construed in accordance with and governed by the laws of the State where the
Premises are located. In the event of any conflict or inconsistency between the
Lease and this Agreement, the terms of this Agreement shall control, and the
Lease shall be deemed to be amended hereby. Lessor acknowledges that nothing contained herein shall be deemed or construed to obligate the Lender to take any actions under the Lease or to perform or discharge any obligation, duty or liability of Purchaser under the Lease. This Agreement may be executed in any number of counterparts on separate dates, and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                              LESSOR:

                              By:
                                 -----------------------------------------

                              PURCHASER:

                              By:
                                 -----------------------------------------
                              Name:
                                     ------------------------------
                              Title:
                                     ---------------------------

                                 ACKNOWLEDGEMENT
                                 ---------------

STATE OF
         --------------

COUNTY OF
         --------------

         I, the undersigned Notary Public in and for the County and State aforesaid, do hereby certify that__________ , of______________ , known to me and personally known to be the same person whose name is ascribed to the foregoing document, appeared before me this day, in person and acknowledged that he has executed the foregoing instrument for the uses and purposes set forth therein.

         Given under my hand and official seal this _____ day of ________, 2003.

                                         ---------------------------------------
                                         Notary Public
                                         My Commission expires:

                                 ACKNOWLEDGEMENT
                                 ---------------

STATE OF
        --------------------

COUNTY OF
         --------------------------

         I, the undersigned Notary Public in and for the County and State aforesaid, do hereby certify that __________________declared and acknowledged to me, Notary, that he/she is the ____________________________ for [PURCHASER] a
Delaware corporation, who acknowledged that he/she signed and delivered the foregoing agreement for and on behalf of said corporation on the date therein mentioned as the act and deed of said corporation, being first authorized so to
do.

         Given under my hand and official seal this _____ day of ________, 2003.

                                      --------------------------------
                                      Notary Public
                                      My Commission expires:

                                    EXHIBIT A

                    LEASE AND ALL AMENDMENTS OR MODIFICATIONS

                                    EXHIBIT J

                              FORM OF GROUND LEASE
                              --------------------

                                    EXHIBIT K

                          FORM OF VALUATION METHODOLOGY
                          -----------------------------

                                   EXHIBIT L-1

                            FORM OF LIMITED GUARANTEE
                            -------------------------

                                   EXHIBIT L-2

                      FORM OF BORROWER/SUBSIDIARY GUARANTEE
                      -------------------------------------

                                    EXHIBIT M

                                FORM OF MORTGAGE
                                ----------------

                                    EXHIBIT O

                               Title Endorsements
                               ------------------

1.       Alta 9 Comprehensive Endorsement or its equivalent

2.       Survey Endorsement or "same as survey" affirmative insurance

3.       One of the following: (i) Alta 3.1 Zoning Endorsement; (ii) a report from a zoning consultant reasonably satisfactory to the Lender stating that the Property is in compliance with the zoning requirements, or
         (iii) a letter from the zoning board, or other equivalent body, of the applicable jurisdiction confirming that the Property is in compliance with zoning requirements

4.       Separate Tax Lot Endorsement (Owned Property only)

5.       Environmental Protection Lien Endorsement

6.       Subdivision Endorsement (Owned Property only)

7.       Contiguity Endorsement (to the extent applicable)

8.       Creditor's Rights Endorsement

9.       Mortgage Tax Endorsement

10.      Tie-In Endorsements totaling full amount of loan (to the extent not insured on a state wide basis)

                                    EXHIBIT P

                          FORM OF MANAGEMENT AGREEMENT
                          ----------------------------

                                    EXHIBIT Q

                                 FORM OF OPINION
                                 ---------------

                            [LETTERHEAD OF LAW FIRM]

                                                                          [Date]

Morgan Stanley Asset Funding Inc.
1221 Avenue of the Americas, 27th Floor
New York, New York  10020

         Re:

Ladies and Gentlemen:

                We have acted as counsel to [Name of Borrower or Subsidiary] a
________________________ [corporation] [limited partnership] [limited liability company] ("Borrower"), in connection with that certain [mortgage/deed of trust]
(the "Mortgage") being executed this day by [Name of Borrower or Subsidiary]
(the "Mortgagor"). The Mortgage is being made pursuant to Section 6.10 of that certain Credit Agreement dated as of October 29, 2003 (as may be, or may have been, amended, supplemented or otherwise modified from time to time, the "Credit
Agreement"), between [Pinnacle Towers Acquisition Inc.], as the Borrower (the
"Borrower"), and Morgan Stanley Asset Funding Inc. (the "Lender") as the Lender.
Capitalized terms used herein and not defined have the meanings given to such terms in the Credit Agreement. In such capacity, we have reviewed the following documents dated as of [__________], as executed in connection with the Credit
Agreement:

                (a)  Term Note (the "Term Note") made by Borrower to Lender in the principal amount of up to $100,000,000;

                (b)  the Credit Agreement;

                (c)  the Mortgage given by the Mortgagor to Lender as security for the Term Note, the Credit Agreement and the other Loan Documents, and covering the [Property Name] located in [Town, State] (the
         "Premises");

                (d)  Assignment of Leases and Rents (the "Assignment of Leases")
         made by Borrower in favor of Lender as further security for the Term
         Note, the Credit Agreement and the other Loan Documents;

                (e)  Environmental Indemnity Agreement (the "Environmental
         Agreement") made by Borrower for the benefit of Lender;

                (f)  [list other relevant documents].

The Mortgage, the Assignment of Leases and the Environmental Agreement [if
applicable: add any other pertinent documents] are hereinafter collectively referred to as the "LOAN DOCUMENTS."

                  In rendering our opinion we have also examined such
certificates of public officials, [corporate] [limited partnership] [limited liability company] documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed. As to

various questions of fact material to our opinion, we have relied upon certificates and written statements of [officers] [partners] [members] of
Borrower. We have assumed that the [Mortgage/Deed of Trust] will be duly recorded in the Office of the [Clerk] [Register] of the county in which the
Premises are located and that all applicable [mortgage/deed of trust recording]
taxes imposed thereon will be paid.

                We understand that with respect to title matters, you will be relying on the title insurance commitment issued to you by [Title Insurance
Company] bearing Title No. ________________ dated as of ____________ and re dated as of today. We have not made any investigation of and do not express an opinion as to, any matters of title to any property (whether real, personal or mixed).

                We express no opinion with respect to the effect of any law other than the law of the State of [Insert State in which Property is Located]
and the federal law of the United States. [Insofar as our opinion pertains to matters of (foreign state) law, we have relied upon the opinion of (foreign state) counsel, Skadden, Arps, Slate, Meagher and Flom LLP, dated September __,
2003, a copy of which is attached hereto.]

                Based on the foregoing and upon such  investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

                1.  Mortgagor is qualified to do business and is in good
         standing [as a foreign [corporation] [limited liability company]
         [limited partnership] under the law of the State of (location of
         Premises).

                2.  [The [sole member/managing member] of Borrower is qualified to do business and is in good standing (if foreign corporation, say: as a foreign corporation) (if a foreign limited partnership, say: as a foreign limited partnership) (if a limited liability company, say: as a foreign limited liability company) under the law of the State of
         (location of Premises).] [Include if applicable]

                3.  Borrower has taken all steps, made all filings and obtained all permits, licenses and approvals to the extent required under
         Federal and [Insert State in which Property is located] law to enable it to mortgage, own, develop, operate and manage the Premises.

                4.  The Loan Documents are the valid and binding obligations of
         Mortgagor, enforceable against Mortgagor in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). The aforesaid opinion as to enforceability of the Loan Documents is also subject to the qualification that certain provisions contained in the Loan Documents may not be enforceable, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such unenforceability will not render the Loan Documents invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby. In rendering the above opinion, we have assumed that the internal laws of the State of (location of Premises) would be applicable to the Environmental Agreement notwithstanding the choice of law provisions set forth therein. We are of the opinion, however, that a court sitting in the State of (location of Premises), if properly presented with the facts of the case, would honor the choice of law provisions contained in the Environmental Agreement.

                5.  Other than nominal recording and filing fees, no fees, taxes or other charges are due in the State in connection with the execution, delivery, filing and recording of the Mortgage.

                6.  The Mortgage and the Assignment of Leases are each in form satisfactory for recording in the [Insert Name of Local Office where
         Mortgage will be Filed], and upon such recordation, the Mortgage and
         Assignment of Leases shall constitute and create a perfected security interest in and a perfected lien upon the property or rights described therein in favor of Lender.

                7.  The Mortgage, without the need for the filing of a financing statement with the [Insert Name of Local Office where Mortgage will be
         Filed], will perfect Lender's security interest in all real property and fixtures described in the Mortgage.

                8.  Under the [Insert State where Property Located] Uniform
         Commercial Code (the "UCC"), the internal laws of the State of
         Borrower's organization, in this case [Insert State of Borrower's
         Organization], govern the perfection by the filing of financing statements of the security interest of Lender in any collateral other than real property and fixtures.

                9.  It is not necessary for the Lender to qualify to do business in the State of (location of Premises) solely in order to create the
         Liens contemplated by the Mortgage. The Lender will not be subject to taxation by the State of (location of Premises) solely as a result of creating or enforcing such Liens.

                The foregoing opinions may be relied upon by Lender, its
successors and/or assigns, any rating agency involved in the securitization of the Loan, and their respective counsel, but may not be relied upon by any other party.

                                     ANNEX I
                                     -------

                           FORM OF NOTICE OF BORROWING

                                                                          [Date]

Morgan Stanley Asset Funding Inc.
as Lender under the Credit Agreement referred to below
1221 Avenue of the Americas, 27th Floor
New York, NY  10020
Attention:  Christian B. Malone

Ladies and Gentlemen:

                Reference is made to the Credit Agreement, dated as of
October 29, 2003 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, as Borrower, and you, as Lender.
Pursuant to Section 2.2 of the Credit Agreement, the undersigned hereby gives you irrevocable notice, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

         (i)    the aggregate amount of the Proposed Borrowing is $__________;

         (ii)   the Borrowing Date of the Proposed Borrowing is ___________,
                20__;

         (iii)  the amount of the Proposed Borrowing that is a Debt Service
                Borrowing is $_____________;

         (iv)   the amount of the Proposed Borrowing comprised of a Bridge Term
                Loan is $____________;

         (v)    the wire instructions of (A) the seller party to any Acquisition
                (or other Persons) to which any portion of the Cash Purchase
                Price of the Acquisition to be financed with the Proposed
                Borrowings and (B) all Persons entitled to receive payment in connection with any Non-Maintenance Capital Expenditures being financed with the Proposed Borrowing are set forth on Schedule I hereto.

                Set forth on Schedule 2 is a calculation of the Availability, the Debt Service Borrowing Capacity at such time(11) and the Fee Service
Capacity at such time(12), certified by a Responsible Officer of the Borrower.
Attached hereto as Exhibit A is a Borrowing Base Certificate showing the
Borrowing Base as of the Borrowing Date after giving effect to such Term Loan.
Attached hereto as Exhibit B is a written instruction signed by a Responsible
Officer of the Borrower directing the Lender to wire the proceeds of

----------------------

(11) To be included if a portion of the Proposed Borrowing is to be used to fund a payment of interest.

(12) To be included if a portion of the Proposed Borrowing is to be used to fund the second installment of the fee payable pursuant to Section 2.3(a).

                                                                         Annex I
                                                                          Page 2

the Term Loans to the accounts and Persons specified on Schedule I.(13) Attached hereto as Exhibit C is a report specifying (1) for each Tower being acquired pursuant to such Acquisition, (a) the "Tower Identifier" (name/ID) of such
Tower, (b) the latitude and longitude of such Tower, (c) the Acquisition Price of such Tower, (d) the projected monthly Tower Cash Flow for such Tower, and (e)
whether the Tower will be owned in fee or subject to a Ground Lease or easement, and (2) with respect to any Tower (whether or not such Tower is to be financed with such borrowing), the portion of any Non-Maintenance Capital Expenditures being financed with such borrowing that will be expended for such Tower.(14)
Attached hereto as Exhibit D, is (A) a statement certified by a Responsible
Officer of the Borrower of the internal valuation of each Tower to be acquired by the Borrower pursuant to such Acquisition determined in accordance with the methodology set forth in Exhibit K to the Credit Agreement, together with the calculation therefor shown in reasonable detail, and (B) a database search environmental report prepared by Martin and Associates or a consultant pre-approved and jointly retained by the Borrower and the Lender on the property where each such Tower is located.(15) Attached hereto as Exhibit E, is an
Exception Certificate for the Towers to be included in the Acquisition to be financed with the Proposed Borrowing and for any Towers to be recharacterized as
Excluded Property, as well as a listing of Towers to be recharacterized as non-Excluded Property.(16)

-----------------------------

(13) To be included if such borrowing is to be used to finance an Acquisition or
Non-Maintenance Capital Expenditures.

(14) To be included if such borrowing is to be used to finance an Acquisition of
Non-Maintenance Capital Expenditures.

(15) To be included if such borrowing is to be used to finance an Acquisition.

(16) To be included if such borrowing is to be used to finance an Acquisition or if Towers are to be recharacterized as Excluded Property or non-Excluded
Property.

                                                                         Annex I
                                                                          Page 1

                                          PINNACLE TOWERS ACQUISITION INC.

                                          By:
                                             ----------------------------
                                             Name:
                                             Title:

                                   SCHEDULE 1
                                   ----------

                            Disbursement Instructions
                            -------------------------

A.       Acquisition Payees

                                                                                               PAYMENT
           NAME AND ADDRESS                             AMOUNT                              INSTRUCTIONS
--------------------------------------        -------------------------            ---------------------------------

B.       Non-Maintenance Cap-Ex Payees

                                                                                               PAYMENT
           NAME AND ADDRESS                             AMOUNT                              INSTRUCTIONS
--------------------------------------        -------------------------            ---------------------------------

                                   SCHEDULE 2
                                   ----------

          Calculation Availability, Debt Service Borrowing Capacity and
                              Fee Service Capacity
          -------------------------------------------------------------

                                  AVAILABILITY

I.       Available Term Loan Commitment

         A.       Term Loan Commitment:                                         $100,000,000
         B.       Aggregate Term Loans made to Borrower:                        $__________
         C.       Available Term Loan Commitment (IA-IB):                       $__________

II.      Borrowing Component

         A.       100% of Cash Purchase Price of Acquisitions
                  to be financed:                                               $___________
         B.       Non-Financable Acquisition Amount of the
                  Acquisitions being financed:                                  $___________
         C.       100% of Non-Maintenance Capital Expenditures
                  to be financed:                                               $___________
         D.       Non-Financable Cap-Ex Amount of such borrowing:               $___________
         E.       Amount of accrued interest payable at such time:              $___________
         F.       Debt Service Borrowing Capacity                               $___________
         G.       Eligible Debt Service Borrowing Amount (IIE up to IIF)        $___________
         H.       For Closing Date borrowing only, amount of first
                  installment of fee payment under Section 2.3(a)
                  (up to $500,000) and working capital Term Loan proposed
                  to be borrowed (up to $700,000):                              $___________
         I.       Fee Service Capacity:                                         $___________
         J.       For borrowing on or about date that is six months after
                  Closing Date, amount of second installment of fee
                  payment under Section 2.3(a) proposed to be borrowed
                  up to Fee Service Capacity:                                   $___________
         K.       Total Component Availability
                  (IIA - IIB plus IIC - IID plus IIG plus IIH plus IIJ):        $___________

III.     Total Availability for borrowing (the lesser of IC and II-K):          $___________

                                    EXHIBIT A
                                    ---------

                           Borrowing Base Certificate
                           --------------------------

                                    EXHIBIT B
                                    ---------

                   Written Instruction of Responsible Officer
                   ------------------------------------------

                                    EXHIBIT C
                                    ---------

                                  Tower Report
                                  ------------

                          Tower Information (by Tower)
                          -----------------

I.       "Tower Indentifier" (Name/ID)

         A.     Latitude and Longitude
         B.     Acquisition Price
         C.     Projected Monthly Tower Cash Flow
         D.     Owned ___ Leased ___ Easement _____
         E.     Non-Maintenance Capital Expenditure to be Financed:  $__________

                                    EXHIBIT D
                                    ---------

  Statement certified by a Responsible Officer of the Borrower of the internal
  ----------------------------------------------------------------------------
    valuation of each Tower to be acquired by the Borrower pursuant to such
    -----------------------------------------------------------------------
                                  Acquisition
                                  -----------

                                    EXHIBIT E
                                    ---------

                              Exception Certificate
                              ---------------------
                                   (By Tower)

I.       Tower Identifier

         A.     [Describe Exceptions]

                                                                        Annex II

                          FORM OF NOTICE OF PREPAYMENT

Morgan Stanley Asset Funding Inc.
1221 Avenue of the Americas, 27th Floor
New York, New York  10020

Attention:  Christian B. Malone

                        PINNACLE TOWERS ACQUISITION INC.

Ladies and Gentlemen:

                This Notice of Prepayment is delivered to you pursuant to
Section 3.3 of the Credit Agreement, dated as of October 29, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the
"Credit Agreement"), between Pinnacle Towers Acquisition, Inc., a Delaware corporation, as Borrower (the "Borrower"), and Morgan Stanley Asset Funding
Inc., as Lender (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit
Agreement.

                Borrower hereby notifies the Lender that the Term Loans are being prepaid. The Loan shall be prepaid on ____________ _____, _____.

                Pursuant to Section 3.3 the amount of Prepayment shall be
delivered on the date indicated herein. Borrower acknowledges that the amount of prepayment can not be reborrowed.

                Borrower has caused this Notice of Prepayment to be executed and delivered, and the certification and warranties contained herein to be made, by their duly authorized officers this __th day of _____________, _____.

                                           PINNACLE TOWERS ACQUISITION INC.

                                           By ________________________
                                              Name:
                                              Title: